LETTER OF CREDIT AND
                             REIMBURSEMENT AGREEMENT


                           Dated as of October 14, 1994


                                  By and Between


                              ENERGY NETWORKS, INC.

                                       and

                             THE BANK OF NOVA SCOTIA


             --------------------------------------------------------


                                   $13,767,123


                        CONNECTICUT DEVELOPMENT AUTHORITY

                  Industrial Revenue Variable Rate Demand Bonds

                      Capitol District Energy Center Project

                           Series 1986 and Series 1988

                                TABLE OF CONTENTS

                             (Not Part of Agreement)





                                                                     PAGE

   ARTICLE I.   Definitions  . . . . . . . . . . . . . . . . . . .      2
                1.1.   Definitions.  . . . . . . . . . . . . . . .      2
                1.2.   Use of Defined Terms  . . . . . . . . . . .     20
                1.3.   Cross-References  . . . . . . . . . . . . .     20
                1.4.   Accounting and Financial Determinations   .     20
                1.5.   General Provisions Relating to Definitions      21

   ARTICLE II.  Issuance of Letter of Credit; Fees   . . . . . . .     21
                2.1.   Amount and Terms of Letter of Credit  . . .     21
                2.2.   Drawing Fees  . . . . . . . . . . . . . . .     21
                2.3.   Additional Payments   . . . . . . . . . . .     22
                2.4.   Letter of Credit Fee  . . . . . . . . . . .     22

   ARTICLE III. Agreement to Repay Letter of Credit Drawings;
                  Pledge of Bonds  . . . . . . . . . . . . . . . .     22
                3.1.   Reimbursement   . . . . . . . . . . . . . .     22
                3.2.   Pledge of Bonds   . . . . . . . . . . . . .     23
                3.3.   Credit For Amount Paid on Bonds   . . . . .     23
                3.4.   Setoff      . . . . . . . . . . . . . . . .     23
                3.5.   Computation of Interest; Place of Payment       23

   ARTICLE IV.  Character of Obligations   . . . . . . . . . . . .     24
                4.1.   Company's Obligations   . . . . . . . . . .     24

   ARTICLE V.   Covenants          . . . . . . . . . . . . . . . .     25
                5.1.  Certain Affirmative Covenants  . . . . . . .     25
                      5.1.1.  Compliance with Agreements   . . . .     25
                      5.1.2.  Financial Statements   . . . . . . .     25
                      5.1.3.  Notice of Default, Litigation, etc.      26
                      5.1.4.  Corporate Existence  . . . . . . . .     27
                      5.1.5.  Maintenance of Property  . . . . . .     27
                      5.1.6.  Books and Records; Inspection  . . .     28
                      5.1.7.  Compliance with Laws   . . . . . . .     28
                      5.1.8.  Payment of Taxes, etc.   . . . . . .     28
                      5.1.9   Insurance and Condemnation   . . . .     28

                      5.1.10. Future Agreements  . . . . . . . . .     30
                      5.1.11. ERISA Notices  . . . . . . . . . . .     30
                      5.1.12. Environmental Compliance   . . . . .     30
                5.2.  Certain Negative Covenants . . . . . . . . .     31
                      5.2.1.  Indebtedness   . . . . . . . . . . .     32
                      5.2.2.  Liens  . . . . . . . . . . . . . . .     32
                      5.2.3.  Consolidated Tangible Net Worth  . .     32
                      5.2.4.  Investments  . . . . . . . . . . . .     32
                      5.2.5.  Restricted Payments  . . . . . . . .     32
                      5.2.6.  Mergers; Acquisitions;
                                 Sales of Property . . . . . . . .     33
                      5.2.7.  Modification, etc. of Certain Agreements
                                 and Governing Documents . . . . .     34
                      5.2.8.  Transactions with Affiliates   . . .     34
                      5.2.9.  Equity Interests   . . . . . . . . .     34
                      5.2.10. Restrictive or Inconsistent
                                 Agreements  . . . . . . . . . . .     34
                      5.2.11. Leases   . . . . . . . . . . . . . .     35
                      5.2.12. ERISA Compliance   . . . . . . . . .     35

   ARTICLE VI.  Events of Default  . . . . . . . . . . . . . . . .     35

   ARTICLE VII. Indemnification  . . . . . . . . . . . . . . . . .     40
                7.1.  Indemnification  . . . . . . . . . . . . . .     40
                7.2.  Limitation on Indemnity Obligation . . . . .     41

   ARTICLE VIII.    MISCELLANEOUS  . . . . . . . . . . . . . . . .     41
                8.1.   Amendments  . . . . . . . . . . . . . . . .     41
                8.2.   Expenses  . . . . . . . . . . . . . . . . .     41
                8.3.   Set-Off   . . . . . . . . . . . . . . . . .     42
                8.4.   Binding Effect; Assignment  . . . . . . . .     42
                8.5.   Notices   . . . . . . . . . . . . . . . . .     42
                8.6.   Satisfaction Requirement  . . . . . . . . .     42
                8.7.   Survival  . . . . . . . . . . . . . . . . .     43
                8.8.   Severability  . . . . . . . . . . . . . . .     43
                8.9.   Headings  . . . . . . . . . . . . . . . . .     43
                8.10.  Counterparts; Entire Agreement  . . . . . .     43
                8.11.  CHOICE OF LAW   . . . . . . . . . . . . . .     43
                8.12.  SERVICE OF PROCESS  . . . . . . . . . . . .     43
                8.13.  Further Assurances  . . . . . . . . . . . .     44
                8.14.  WAIVER OF JURY TRIAL  . . . . . . . . . . .     44

   SCHEDULE I   CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT AND
                ISSUANCE OF LETTER OF CREDIT   . . . . . . . . . .     47

                1.1.     Existing Letter of Credit Facility  . . .     47
                1.2.     Loan Documents  . . . . . . . . . . . . .     47
                1.3.     Bond Documents; Operative Documents   . .     47
                1.4.     Default; Event of Default   . . . . . . .     47
                1.5.     Representations and Warranties  . . . . .     47
                1.6.     Officer's Certificate   . . . . . . . . .     48
                1.7.     Opinions of Counsel to Company  . . . . .     48
                1.8.     Corporate Action by Company   . . . . . .     48
                1.9.     Corporate Actions Previously Taken
                            by Company, Trustee and Authority  . .     48
                1.10.    Confirmations or Updates  . . . . . . . .     48
                1.11.    Lien Search Reports   . . . . . . . . . .     49
                1.12.    UCC-3 Termination Statements  . . . . . .     49
                1.13.    Mortgage Discharges; Fixture Filings  . .     49
                1.14.    Financials  . . . . . . . . . . . . . . .     49
                1.15.    Costs and Expenses  . . . . . . . . . . .     49
                1.16.    Insurance Certificates  . . . . . . . . .     49
                1.17.    Materially Adverse Effect   . . . . . . .     49
                1.18.    Corporate and Legal Proceedings   . . . .     49

   SCHEDULE II REPRESENTATIONS AND WARRANTIES  . . . . . . . . . .     50

                2.1.     Organization and Qualification  . . . . .     50
                2.2.     Power, Authority  . . . . . . . . . . . .     50
                2.3.     Validity, etc.  . . . . . . . . . . . . .     50
                2.4.     Financial Statements  . . . . . . . . . .     51
                2.5.     Materially Adverse Effect   . . . . . . .     51
                2.6.     Actions Pending   . . . . . . . . . . . .     51
                2.7.     Taxes   . . . . . . . . . . . . . . . . .     51
                2.8.     Conflicting Agreements and Other
                            Matters  . . . . . . . . . . . . . . .     52
                2.9.        Ownership of Properties, Liens . . . .     52
                2.10.    Other Representations and Warranties  . .     52
                2.11.    Labor Controversies   . . . . . . . . . .     52
                2.12.    Compliance with ERISA   . . . . . . . . .     52
                2.13.    Environmental Matters   . . . . . . . . .     53
                2.14.    Operative Documents   . . . . . . . . . .     54
                2.15.    Accuracy of Information   . . . . . . . .     55

   SCHEDULE III DISCLOSURE SCHEDULE

                Section 2.1       Subsidiaries
                Section 2.6       Litigation
                Section 2.9       Real Property
                Section 2.13      Environmental Matters
                Section 2.14      Supply, Sale and Distribution
                                    Contracts
                Section 5.2.1     Existing Indebtedness
                Section 5.2.2     Existing Liens
                Section 5.2.10    Other Instruments

      ANNEX I   Irrevocable Letter of Credit

      ANNEX II  Pledge and Security Agreement

                               LETTER OF CREDIT AND
                             REIMBURSEMENT AGREEMENT


          LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, dated as of October 14, 1994, between ENERGY NETWORKS, INC., a corporation organized and existing under the laws of the State of Connecticut (the "COMPANY"), and THE BANK OF NOVA SCOTIA (the "BANK").

          WHEREAS, the Connecticut Development Authority (the "AUTHORITY") issued its Industrial Revenue Variable Rate Demand Bonds (Capitol District Energy Center Project - 1986 Series) (the "SERIES 1986 BONDS") in the original aggregate principal amount of Eleven Million Dollars ($11,000,000) pursuant to an Indenture of Trust, dated as of December 1, 1986 (the "ORIGINAL INDENTURE"), from the Authority to The First National Bank of Boston, as trustee (the "TRUSTEE");

          WHEREAS, the Series 1986 Bonds were sold to finance the construction and installation of approximately 20,000 linear feet of pipeline and related equipment and materials for a local heating and cooling system (the "PROJECT") pursuant to the provisions of a Loan Agreement, dated as of December 1, 1986 (the "ORIGINAL LOAN AGREEMENT"), between the Authority and the Company;

          WHEREAS, the Authority issued its Industrial Revenue Variable Rate Demand Bonds (Capitol District Energy Center Project - 1988 Series) (the "SERIES 1988 BONDS") in the original aggregate principal amount of Five Million Three Hundred Thousand Dollars ($5,300,000) pursuant to the Original Indenture, as supplemented by the First Supplemental Indenture, dated as of March 1, 1988 (the "FIRST SUPPLEMENTAL INDENTURE"), between the Authority and the Trustee;

          WHEREAS, the Series 1988 Bonds were sold to finance certain additional costs relating to the construction of the Project;

          WHEREAS, the Company has requested that the Bank issue an irrevocable standby letter of credit in the form of ANNEX I attached hereto in favor of the Trustee; and

          WHEREAS, subject to the terms and conditions set forth below, the Bank has agreed to issue an irrevocable standby letter of credit in the form of ANNEX I attached hereto in favor of the Trustee;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.1. DEFINITIONS. When used in this Agreement, the following capitalized terms shall have the following meanings, except where the context otherwise requires:

          "A DRAWING" means a drawing under the Letter of Credit in respect of the payment of the portion of the Purchase Price corresponding to principal of the Bonds.

          "ACQUISITION" means any transaction, or any series of related transactions, in which the Company or any of its Subsidiaries (in one transaction or as the most recent transaction in a series of transactions)
   (i) acquires any business or all or substantially all of the Property of any Person or any division or business unit thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires control of at least a majority of any class of Capital Stock of any Person.

          "ADDITIONAL BONDS" means any additional bonds authorized and issued by the Authority pursuant to the Indenture on a parity with the Series 1986 Bonds and the Series 1988 Bonds.

          "ADVEST" means Advest, Inc.

          "AETNA" means Aetna Life Insurance Company.

          "AETNA AGREEMENTS" means, collectively, (i) the Steam and Chilled Water Supply Agreement, dated as of July 28, 1986, between Aetna and the Company and (ii) the Chilled Water Service Agreement, dated December 19, 1986, between Aetna and the Company.

          "AETNA LEASE" means the Lease, dated October 1, 1986, between Aetna and the Company, as amended by an Amendment of Lease dated as of January 30, 1987.

          "AFFILIATE" means, with respect to any Person, (i) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person or (ii) any other Person who is a Relative, director, officer or general partner of such Person or of any Person described in CLAUSE (i). For purposes of this definition, control of a Person shall include the power, whether direct or indirect, (a) to vote five percent (5%) or more of the Securities having ordinary voting power for the election of directors or other managers of such Person or (b) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "AGREEMENT" means this Letter of Credit and Reimbursement Agreement, including all schedules and exhibits hereto, which schedules and exhibits are for all purposes incorporated herein and made a part hereof.

          "ALTERNATE BASE RATE" means, at any time, the greater of (i) the Federal Funds Rate, PLUS one-half of one percent (.5%) or (ii) the Base

   Rate.

          "APPLICABLE LAW" means and includes statutes and rules and regulations thereunder and interpretations thereof by any Governmental Authority charged with the administration or the interpretation thereof, common law and orders, requests, directives, instructions and notices of any Governmental Authority.

          "APPROVAL" means, relative to the Company, each and every approval, consent, filing or registration by or with any Governmental Authority, or any creditor or shareholder of the Company, necessary to authorize or permit the execution, delivery or performance by the Company of this Agreement or any of the other Loan Documents, and to ensure the validity or enforceability of any of the Loan Documents against the Company.

          "AUTHORITY" is defined in the RECITALS.

          "AUTHORIZED OFFICER" is defined in SECTION 1.9 of SCHEDULE I.

          "B DRAWING" means a drawing under the Letter of Credit in respect of the payment of principal of the Bonds.

          "BANK" is defined in the introductory paragraph hereto.


          "BANKRUPTCY OR INSOLVENCY PROCEEDING" means, with respect to any Person, (i) any insolvency or bankruptcy proceeding, or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, relative to such Person or its creditors, as such, or to its Property, (ii) any proceeding for voluntary liquidation, dissolution, or other winding up of such Person, whether or not involving insolvency or bankruptcy and (iii) any assignment for the benefit of creditors of such Person.

          "BASE RATE" means the rate of interest announced from time to time by the Bank at its office in Boston, Massachusetts as its "base rate".

          "BOND DOCUMENTS" means, collectively, the Loan Agreement, any Instrument securing any of the Company's obligations under the Loan Agreement, the Indenture, the Bond Purchase Agreements, the Official Statements, the Bonds, the Tender Agent Agreement, the Remarketing Agent Agreement, and the Tax Regulatory Agreement.

          "BONDHOLDERS" shall have the meaning assigned thereto in the Indenture.

          "BONDS" means, collectively, the Series 1986 Bonds, the Series 1988 Bonds and any Additional Bonds.

          "BOND PURCHASE AGREEMENTS" means, collectively, the Bond Purchase Agreements among the Authority, the Company and Advest dated December 11, 1986 and March 15, 1988.

          "BUSHNELL AGREEMENT" means the Hot Water and Chilled Water Service Agreement between the Company and Bushnell Memorial Hall, signed by the Company on March 31, 1986 and by Bushnell Memorial Hall on April 3, 1986.

          "BUSINESS DAY" means any day on which the Bank, the Trustee, or the Paying Agent are not required or authorized to remain closed.

          "C DRAWING" means a drawing under the Letter of Credit in respect of the payment of interest, or the portion of the Purchase Price corresponding to interest, on the Bonds.

          "CAPITAL STOCK" means any shares, interests, participations, rights or other equivalents (howsoever designated) of capital stock of a corporation (including common or preferred stock) or any equivalent ownership interests in a Person other than a corporation.


          "CASH EQUIVALENTS" means

               (i) marketable obligations issued or unconditionally guaranteed by the United States government, in each case maturing within one hundred eighty (180) days after the date of acquisition thereof;

               (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state maturing within one hundred eighty (180) days after the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either

   Standard & Poor's Corporation or Moody's Investors Service, Inc.;

              (iii)  commercial paper maturing no more than one hundred eighty
   (180) days after the date of acquisition thereof, issued by a corporation organized under the laws of any state of the United States or of the District of Columbia and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.;


              (iv) money market funds whose investments are made solely in securities described in clause (i) maturing within one (1) year after the date of acquisition thereof;

              (v) time deposits or certificates of deposit maturing within ninety (90) days after the date of acquisition thereof, issued by the Bank or any commercial bank that is a member of the Federal Reserve System; and

              (vi) repurchase agreements entered into with any Lender or any commercial bank of the nature referred to in CLAUSE (V), secured by a fully perfected Lien in any obligation of the type described in any of CLAUSES (I)

   through (V), having a fair market value at the time such repurchase agreement is entered into of not less than one hundred percent (100%) of the repurchase obligation thereunder of such Lender or other commercial bank.

              "CDECC" Capitol District Energy Center Cogeneration Associates (a joint venture between Independent Energy Associates and ANR Venture Management Company).

              "CDECC Agreement" means the Steam and Chilled Water Supply Agreement, dated as of May 28, 1986, by and between CDECC and the Company.

              "CERCLA" means the Comprehensive Environmental Response,

   Compensation and Liability Act of 1980, as amended.

              "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.


              "CIBC" means Canadian Imperial Bank of Commerce, New York Agency.

              "CNG" means Connecticut Natural Gas Corporation, a Connecticut corporation.

              "Code" means the Internal Revenue Code of 1986, as amended.

              "Company" is defined in the introductory paragraph hereto.

              "CONNECTICUT EDUCATION ASSOCIATION AGREEMENT" means the Hot Water and Chilled Water Services Agreement, dated April 10, 1990, between the

   Company and The Connecticut Education Association, Inc., a Connecticut corporation.

              "CONSOLIDATED TANGIBLE NET WORTH" The excess of Consolidated Total Assets over Consolidated Total Liabilities, MINUS the sum of:


              (i) the total book value of all assets of the Company and its Subsidiaries properly classified as intangible assets under GAAP; PLUS

              (ii) all amounts representing any write-up in the book value of any assets of the Company or its Subsidiaries resulting from a revaluation thereof in accordance with GAAP subsequent to December 31, 1993.

              "CONSOLIDATED TOTAL ASSETS" All assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.


              "CONSOLIDATED TOTAL LIABILITIES" All liabilities of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP and all Indebtedness of the Company and its Subsidiaries, whether or not so classified.

              "CONTINGENT OBLIGATION" means, in relation to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations shall include:

              (i)    The direct or indirect guaranty, endorsement (otherwise

   than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or Sale with recourse by such Person of the obligation of another, and

              (ii) any liability of such Person for the obligations of another through any agreement (contingent or otherwise),

                     (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or

                     (b) to maintain the solvency of any balance sheet item, level of income or financial condition of another.


   The amount of any Contingent Obligation shall be equal to the stated or determinable amount of the obligation so guaranteed or otherwise supported and if such amount is not stated or determinable, the reasonably anticipated liability as determined by such Person in good faith.


               "CONTRACTUAL OBLIGATION" means, in relation to any Person, any provision of any Security issued by such Person or of any Instrument or undertaking to which any such Person is a party or by which it or any of its Property is bound.

               "DATE OF ISSUANCE" means the date of issuance and delivery of the Letter of Credit.

               "DEFAULT" means any event which with notice or lapse of time, or both, would become an Event of Default.


               "DOLLAR" and the sign "$" mean lawful money of the  United
   States.

               "EASEMENT AGREEMENTS" means the easements listed on SECTION 2.9 of the DISCLOSURE SCHEDULE.

               "ENVIRONMENTAL LAWS" means all Applicable Laws relating to health and safety matters and protection of the environment and relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance, material or pollutant, in each case as in effect from time to time.

               "EQUITY INTERESTS" means Capital Stock and warrants, options and other rights to acquire Capital Stock.


               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.


               "ERISA AFFILIATE" means any Person (including each trade or business (whether or not incorporated)) which, together with the Borrower or any of its Subsidiaries would be deemed to be a "single employer" or a member of the same "controlled group" as a "contributing sponsor" with respect to a Plan, in each case within the meaning of Section 4001 of ERISA.


               "EVENT OF DEFAULT" is defined in ARTICLE VI.

               "EXPIRY DATE" means the later to occur of (i) October 16, 1995 or (ii) the date to which any Expiry Date is extended in accordance with
   SECTION 2.1.

               "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, the "COMPOSITE 3:30 P.M. QUOTATIONS") for such day under the caption "Federal Funds Effective Rate". If such rate is not published in the Composite 3:30 p.m. Quotations for any Business Day, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged prior to 9:00 A.M., Boston time, on such day by each of three leading brokers of federal funds transactions in New York City, selected by the Agent. The Federal Funds

   Rate for any day which is not a Business Day shall be the rate for the immediately preceding Business Day.

               "FIRST SUPPLEMENTAL INDENTURE" is defined in the RECITALS.

               "FISCAL QUARTER" means any fiscal quarter of a Fiscal Year.

               "FISCAL YEAR" means any period of twelve consecutive calendar months ending on September 30.

               "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System.


               "FUTURE AGREEMENTS" means all agreements entered into by the Company with any Person after the date hereof for the supply, distribution or sale of Product.

               "GAAP" is defined in SECTION 1.4.

               "GOVERNING DOCUMENTS" means, relative to any Person, its certificate or articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Equity Interests.

               "GOVERNMENTAL AUTHORITY" means any foreign, federal, state, regional, local, municipal or other government, or any department,

   commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

               "HARTFORD STEAM" means The Hartford Steam Company, a Connecticut corporation.

               "HARTFORD STEAM AGREEMENT" means the agreement, dated as of July 4, 1988, between Hartford Steam and the Company with respect to the purchase and sale of chilled water for or from their respective district heating and cooling systems.

               "HARTFORD STEAM LETTER AGREEMENT" means the letter agreement dated January 30, 1987, by the Company and Hartford Steam to CIBC and the Trustee, as affected by the letter dated October 14, 1994 from the Company and Hartford Steam to the Bank.

               "HAZARDOUS SUBSTANCES" means any pollutants, dangerous substances, toxic substances, hazardous wastes, hazardous materials, or hazardous substances as defined in or pursuant to the Resource Conservation and Recovery Act of 1976 (42 U.S.C Section 6901 et seq.), the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C.
   Section 9601 et seq.) or any other federal, state or local environmental law, ordinance, rule or regulation.

               "HISTORICAL FINANCIALS" is defined in Section 2.4 of Schedule
   II.

               "INDEBTEDNESS" means, in relation to any Person at any time, all of the obligations of such Person which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person prepared as at such time, and in any event shall include:

               (i)   all indebtedness of such Person of any kind (including

   all obligations of such Person in respect of capitalized leases) arising or incurred under or in respect of any lease or other similar agreement or contract (whether written or oral) pursuant to which such Person shall (as lessee) lease or hire from any other Person or Persons any Property;

               (ii) all indebtedness, obligations and liabilities secured by or arising under or in respect of any Lien upon or in any Property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, obligations and liabilities and all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, even though recourse with respect to such indebtedness is limited to such

   Property; PROVIDED, HOWEVER, that for purposes of determining the amount of any Indebtedness of the type described in this clause, if recourse with respect to such Indebtedness is limited to such Property, the amount that shall be deemed to constitute such Indebtedness shall be limited to the fair market value of such Property;


               (iii) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and bankers' acceptances issued for the account of such Person;

               (iv)    net obligations under any interest rate protection

   agreements of such Person;

               (v) any asserted withdrawal liability of such Person (or any other Person which together with such Person would be a "single employer" or a member of the same "controlled group" as a "contributing sponsor" with respect to a Plan, in each case within the meaning of Section 4001 of

   ERISA);

               (vi) all dividends declared but not yet paid by such Person on any of its Capital Stock; and


               (vii)   any Contingent Obligation of such Person.

               "INDENTURE" shall mean the Original Indenture, as amended and supplemented by the First Supplemental Indenture.

               "INDEMNIFIED LIABILITIES" is defined in SECTION 7.1.

               "INDEMNIFIED PARTY" is defined in SECTION 7.1.


               "INDEPENDENT PUBLIC ACCOUNTANT" means Arthur Andersen & Co., any other "Big Six" accounting firm or any other firm of certified public accountants of recognized national standing selected by the Company and acceptable to the Bank.

               "INSTRUMENT" means any contract, agreement, indenture, mortgage or other document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any right to any Lien is granted or perfected.

               "INSURANCE AGREEMENT" shall mean that certain Agreement, dated as of January 27, 1987, by and among the Company, CIBC and the Trustee, as amended by Amendment No. 1, dated as of March 1, 1988, whereby the Company agreed to maintain insurance for a portion of a pumphouse located at the premises described in the Aetna Lease.

               "INTEREST COMPONENT" shall have the meaning specified in the Letter of Credit.


               "INVESTMENT" means, in relation to any Person:

                    (i) any loan, advance, or other extension of credit made by such Person to any other Person;


                    (ii) the creation of any Contingent Obligation of such Person to support the obligations of any other Person;

                    (iii) any capital contribution by such Person to, or purchase of Equity Interests by such Person in, any other Person, or any other investment evidencing an ownership or similar interest of such Person in any other Person; and

                    (iv) any Sale of Property by such Person to any other Person other than upon full payment, in cash, of not less than the agreed sale price or the fair value of such Property, whichever is higher.


               "LETTER OF CREDIT" is defined in SECTION 2.1.

               "LETTER OF CREDIT FEE" is defined in SECTION 2.4.

               "LICENSE AGREEMENTS" means, collectively, (i) the License Agreement, dated January 28, 1987, by and between National Railroad Passenger Corporation and the Company and (ii) the License Agreement for Wire, Pipe and Cable Transverse Crossings and Longitudinal Occupations,
     dated May 26, 1987, by and between Consolidated Rail Corporation and the Company.

               "LIEN" means any mortgage, security interest, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

               "LOAN AGREEMENT" means the Original Loan Agreement, as amended and supplemented by the First Amendatory Loan Agreement, dated as of March 1, 1988, between the Authority and the Company.

               "LOAN DOCUMENTS" means, collectively, this Agreement, the Letter of Credit, the Pledge Agreement and any other Instrument executed and/or delivered in connection therewith.

               "LOB AGREEMENT" means the Legislative Office Building Hot Water and Chilled Water Service Agreement executed by the State on March 4, 1986 and by the Company on February 24, 1986.

               "MATERIALLY ADVERSE EFFECT" means, in relation to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

                    (a) a materially adverse effect on the business, Property, operations, prospects or condition, financial or otherwise, of the Company, any of the Subsidiaries of the Company or CNG, either individually or taken as a whole;

                    (b) a materially adverse effect on the ability of the Company to perform any of its payment or other material obligations under any Loan Document; or

                    (c) a material impairment of the validity or enforceability of any Loan Document or any material impairment of the rights, remedies or benefits available to the Bank under any Loan Document.

               "MULTIEMPLOYER PLAN" means a Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

               "NOTE" shall have the meaning assigned thereto in the Loan Agreement.

               "OFFICER'S CERTIFICATE" means a certificate signed by an Authorized Officer.

               "OFFICIAL STATEMENTS" means, collectively, (i) the Official Statement dated December 11, 1986 issued by the Authority with respect to the issuance of the Series 1986 Bonds and (ii) the Official Statement dated March 15, 1988 issued by the Authority with respect to the issuance of the Series 1988 Bonds.

               "OPERATIVE DOCUMENTS" means the Aetna Agreements, the Aetna Lease, the LOB Agreement, the Xerox Agreement, the Easement Agreements, the Bushnell Agreement, the Underwood Agreement, the CDECC Agreement, the Resource Agreement, the Park Improvement Agreement, the State Buildings Agreement, the Hartford Steam Agreement, the License Agreements, the Connecticut Education Association Agreement, the State of Connecticut Agreement, the United Way Agreement, the Insurance Agreement, the Hartford Steam Letter Agreement and all Future Agreements.

               "ORIGINAL INDENTURE" is defined in the RECITALS.

               "ORIGINAL LOAN AGREEMENT" is defined in the RECITALS.

               "PAINEWEBBER" means PaineWebber, Incorporated.

               "PARK IMPROVEMENT AGREEMENT" means the Park Improvement Agreement, dated November 13, 1987, by and between the City of Hartford, Connecticut and the Company.

               "PAYING AGENT" means any paying agent for the Bonds appointed pursuant to the Indenture.

               "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any and all of its functions under ERISA.

               "PERMITTED CAPITAL STOCK" means any Capital Stock of the Company with respect to which the Company has no obligation to make any dividend or other distribution in cash, whether pursuant to the terms of such Capital Stock or Capital Stock issuable in respect of such Capital Stock or pursuant to agreements relating to any such Capital Stock.

               "PERMITTED COMBINATION" means a consolidation or merger of CNG and/or Hartford Steam into the Company; PROVIDED, that (i) in the case of a merger of Hartford Steam into the Company, CNG has a wholly-owned subsidiary other than the Company or Hartford Steam, which (a) is solvent, (b) has the statutory and legal authority to lay and maintain pipes, mains and other conduits, through which to transmit Product in or on the streets, highways, or public grounds within the City of Hartford, Connecticut and owned by the City of Hartford or State of Connecticut, and (c) has agreed and is able to undertake (on terms and conditions reasonably satisfactory to the Bank) the obligations of the Company and Hartford Steam under the Hartford Steam

   Letter Agreement (unless CNG agrees to undertake such obligations on terms and conditions reasonably satisfactory to the Bank), (ii) the Company is the surviving entity following such consolidation or merger, (iii) no Default or Event of Default or default under any Loan Document, Operative Document or Bond Document exists immediately prior to such merger or consolidation or would result therefrom, (iv) such merger or consolidation would not, in the judgment of the Bank, have a Materially Adverse Effect and (v) the Bank receives a satisfactory opinion from counsel to the Company with respect to such merger or consolidation and such other matters as the Bank may reasonably request.

               "PERMITTED DISPOSITION" means:

                    (i) any Sale by the Company or any of its Subsidiaries in the ordinary course of its business of its equipment or other tangible Property that is obsolete or no longer useful or necessary to its business;

                    (ii) any Sale by the Company or any of its Subsidiaries in the ordinary course of its business, and in a manner consistent with its customary and usual cash management practices, of its Cash Equivalents;

                    (iii) the creation or incurrence of any Liens in any Property of the Company or any of its Subsidiaries that are described in and permitted by SECTION 5.2.2;


                    (iv) any Sale or lease by the Company of the real property and improvements thereon owned by the Company located on Old Track, Greenwich, Connecticut; and


                    (v) any Sale or lease by the Company of the real property and improvements thereon owned by the Company located at 71 Columbus Boulevard, Hartford, Connecticut.

               "PERMITTED INDEBTEDNESS" means any of the following
   Indebtedness:


                    (i) Indebtedness of the Company or any of its Subsidiaries in respect of taxes, assessments, levies or other governmental charges, accounts payable incurred in the ordinary course of business, and in respect of claims against it for labor, materials, or supplies, to the extent that (in each case) the payment thereof shall not at the time be required to be made in accordance with the provisions of SECTION 5.1.8;


                    (ii) Indebtedness of the Company or any of its Subsidiaries secured by Liens of carriers, warehousemen, mechanics, landlords or materialmen that constitute Permitted Liens under CLAUSES (ii) or (iv) of the definition thereof;


                    (iii) Indebtedness of the Company or any of its Subsidiaries in respect of judgments or awards which have been in force for less than the applicable appeal period so long as (a) (in each case) execution is not levied or in respect of which such Person shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which execution thereof shall have been stayed pending such appeal or review, and (b) the aggregate amount of such Indebtedness outstanding at any time (determined on a consolidated basis in accordance with GAAP) does not exceed Five Hundred Thousand Dollars ($500,000);

                    (iv)      Indebtedness of the Company in respect of a

   revolving credit facility to be entered into after the date hereof between the Company and Bank of Boston Connecticut and any refinancings, whether with Bank of Boston Connecticut or another lender, of such Indebtedness; provided that the aggregate amount of such Indebtedness shall not exceed Four Million Dollars ($4,000,000) at any time outstanding;


                    (v) other Indebtedness of the Company or any of its Subsidiaries existing on the date hereof and described in SECTION 5.2.1 of the DISCLOSURE SCHEDULE and any refinancings, whether with the existing lender or a new lender, of such Indebtedness; PROVIDED that the amount of such Indebtedness shall not exceed at any time the amount of such

   Indebtedness on the date hereto;

                    (vi) other Indebtedness of the Company or any of its Subsidiaries in an aggregate amount at any time outstanding not to exceed Five Million Dollars ($5,000,000); and


                    (vii) other Indebtedness of the Company or any of its Subsidiaries incurred with the prior written consent of the Bank.

               "PERMITTED INVESTMENTS" means, whether with the existing lender or a new lender, any of the following Investments by the Company or any of its Subsidiaries:

                    (i)       Investments in cash and Cash Equivalents;


                    (ii) Investments in the form of accounts receivable arising from sales of goods or services in the ordinary course of business;

                    (iii) Investments in the form of advances or prepayments to suppliers in the ordinary course of business; and


                    (iv) Investments in the form of loans or advances to employees in the ordinary course of business for travel expenses, drawing accounts or other similar business related expenses.

               "PERMITTED LIENS" means any of the following Liens on assets of the Company or any of its Subsidiaries:

                    (i) Liens to secure taxes, assessments, levies or other governmental charges imposed upon the Company or any of its Subsidiaries, and Liens to secure claims against the Company or any of its

   Subsidiaries for labor, materials or supplies, to the extent (in each case) that the payment thereof shall not at the time be required to be made in accordance with the provisions of SECTION 5.1.8;

                    (ii) deposits or pledges made by the Company or any of its Subsidiaries in the ordinary course of its business (a) to secure payment of workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits, (b) to secure performance of bids, tenders, statutory obligations, leases and contracts (other than contracts relating to borrowed money), or (c) to secure surety, appeal, indemnity or performance bonds, in each case in the ordinary course of business of such

   Person, and in each case only to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of
   Section 5.1.8;

                    (iii)     Liens in respect of judgments or awards, to the

   extent that such judgments or awards are Permitted Indebtedness under CLAUSE
   (III) of the definition thereof;

                    (iv) Liens of carriers, warehousemen, mechanics, landlords or materialmen incurred in the ordinary course of the business of the Company or any of its Subsidiaries, in each case, for sums not overdue or being contested in good faith by appropriate proceedings, and for which
   appropriate reserves with respect thereto have been established and maintained on the consolidated books of the Company and its Subsidiaries in accordance with GAAP to the extent required under such principles;

                    (v) easements, right-of-way, zoning and similar restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; and

                    (vi) other Liens existing on the date hereof on any Property of the Company and its Subsidiaries and described in SECTION 5.2.2 of the DISCLOSURE SCHEDULE.

               "PERSON" means any natural person, corporation, partnership, joint venture, association, Governmental Authority or any other entity, whether acting in an individual, fiduciary or other capacity.


               "PLAN" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA which is subject to Title IV of ERISA, and is maintained or contributed to by the Borrower or any of its Subsidiaries or any ERISA Affiliate for any employees of any such Person.

               "PLEDGE AGREEMENT" means the Pledge and Security Agreement, dated as of the date hereof, executed and delivered by the Company to the Bank in or substantially in the form attached hereto as ANNEX II.

               "PLEDGED BONDS" is defined in SECTION 3.2.

               "PRINCIPAL COMPONENT" shall have the meaning specified in the Letter of Credit.

               "PRODUCT" means all steam, hot or chilled water, or other product, whether gaseous, liquid, or solid, that the Company transmits through the pipes of the Project.

               "PROJECT" is defined in the RECITALS.

               "PROPERTY" means any interest in any kind of property or asset,

   whether real, personal or mixed, and whether tangible or intangible.

               "PURCHASE PRICE" shall have the meaning assigned to such term in the Indenture.

               "RELATIVE" means, in relation to any Person, any spouse, parent, grandparent, child, grandchild, brother or sister of such Person, or the spouse of any of the foregoing.

               "RELEASE" means a "release," as such term is defined in CERCLA.


               "REMARKETING AGENT" means PaineWebber.

               "REMARKETING AGENT AGREEMENT" means the Remarketing Agent Agreement by and between the Company and PaineWebber, made and dated as of December 1, 1986, as amended by the Remarketing Agent Agreement Amendment, dated as of March 1, 1988.

               "RESOURCE AGREEMENT" means the Letter Agreement, dated September 3, 1985, between Resource Development Associates, Inc. and the Company.

               "RESTRICTED PAYMENTS" means any declaration or payment of dividends by the Company or any of its Subsidiaries on any shares of its Capital Stock, or any payment or other distribution by the Company or any of its Subsidiaries on account of the purchase, redemption, retirement or other acquisition of Capital Stock of any such Person, or the exercise by the Company or any of its Subsidiaries of any option, warrant or other right to purchase, redeem or acquire for cash any shares of Capital Stock of any such Person, or the making by the Company or any of its Subsidiaries of any other payments or distributions in respect of any shares of its Capital Stock.


               "SALE" means any sale, lease, conveyance, exchange, transfer, assignment, pledge, hypothecation or other disposition of any Property.

               "SECURITIES" means any Capital Stock, partnership interests,

   voting trust certificates, bonds, debentures, notes, or other evidences of Indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities."

               "SERIES 1986 BONDS" is defined in the RECITALS.


               "SERIES 1988 BONDS" is defined in the RECITALS.

               "SINGLE EMPLOYER PLAN" means any Plan other than a Multiemployer Plan.


               "SINKING FUND PAYMENT" shall have the meaning specified in the Indenture.

               "STATE" means the State of Connecticut.

               "STATE BUILDINGS AGREEMENT" means the State of Connecticut Agreement for Heating and Cooling Services, dated October 7, 1987, by and between the Company and the State.

               "STATED AMOUNT" shall have the meaning specified in the Letter of Credit.

               "STATE OF CONNECTICUT AGREEMENT" means the Installation, Sales and Maintenance Agreement, dated November 24, 1993, between the Company and The State of Connecticut Department of Public Works.

               "SUBSIDIARY" means, in relation to any Person (in this paragraph called the "parent") at any time, any corporation, partnership or other Person (i) of which shares of Capital Stock, partnership interests or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other Person, or representing a majority of the Equity Interests in such corporation, partnership or other Person, are at the time owned, controlled or held, directly or indirectly, by the parent, or (ii) the management of which is otherwise controlled, directly or indirectly, by the parent.


               "TAX REGULATORY AGREEMENT" means the Tax Regulatory Agreement, dated as of December 1, 1986, among the Authority, the Company, and the Trustee, as amended and supplemented by the Tax Regulatory Agreement Supplement, dated as of March 1, 1988.

               "TENDER AGENT" means PaineWebber.

               "TENDER AGENT AGREEMENT" means the Tender Agent Agreement by and between the Company and the Tender Agent, made and dated as of December 1, 1986, as amended by the Tender Agent Agreement Amendment, dated as of March 1, l988.

               "TERMINATION DATE" means the earlier to occur of (i) the Expiry Date or (ii) the date the Letter of Credit terminates in accordance with its terms.

               "TRUSTEE" is defined in the RECITALS.

               "UNDERWOOD" means Underwood Towers Limited Partnership.

               "UNDERWOOD AGREEMENT" means the Hot Water and Chilled Water Service Agreement between Underwood and the Company which was executed by the Company on July 25, 1986 and by Underwood on August 6, 1986.

               "UNITED WAY AGREEMENT" the Hot Water and Chilled Water Service Agreement, dated October 1, 1986, between the Company and United Way of the Capital Area, Inc.

               "XEROX ASSOCIATES" means Xerox Hartford Associates, a general partnership.

               "XEROX AGREEMENT" means the Xerox Centre Hot Water and Chilled Water Service Agreement executed by the Company on July 25, 1986 and Xerox Associates on July 28, 1986.

               SECTION 1.2. USE OF DEFINED TERMS. Terms for which meanings are provided in this Agreement shall, unless otherwise defined or the context otherwise requires, have such meanings when used in the Letter of Credit, the DISCLOSURE SCHEDULE, each other Loan Document and each notice and other communication delivered from time to time in connection with this Agreement or any Instrument hereafter executed pursuant hereto.

               SECTION 1.3. CROSS-REFERENCES. Unless otherwise specified, references in this Agreement and in each Loan Document to any ARTICLE or

   SECTION are references to such ARTICLE or SECTION of this Agreement or such Loan Document, as the case may be, and unless otherwise specified, references in any ARTICLE, SECTION or definition to any CLAUSE are references to such CLAUSE of such SECTION, ARTICLE or definition.

               SECTION 1.4.  ACCOUNTING AND FINANCIAL DETERMINATIONS.  Where

   the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable, be made in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with the consolidated financial statements of the Company for the Fiscal Year ended September 30, 1993 (and without giving effect to any subsequent changes to GAAP) except insofar as:

               (i) the Company and its Subsidiaries shall have elected (with the concurrence of the Independent Public Accountant and upon prior written notification to the Bank) to adopt more recently promulgated GAAP (which election shall continue to be effective for subsequent years); and

               (b) the Bank shall have consented to such election (it being understood that such consent may be conditioned upon the implementation of such changes to SECTION 5.2.3 as are appropriate to reflect such adoption of more recently promulgated GAAP, and it being further understood that such consent shall be deemed to have been given upon the implementation of such changes).

               SECTION 1.5. GENERAL PROVISIONS RELATING TO DEFINITIONS. Terms for which meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term "including" means including, without limiting the generality of any description preceding such term. Each reference herein to any Person shall include a reference to such Person's successors and assigns. References to any Instrument defined in this Agreement refer to such Instrument as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.


                                    ARTICLE II
                        ISSUANCE OF LETTER OF CREDIT; FEES

               Section 2.1. AMOUNT AND TERMS OF LETTER OF CREDIT. The Bank agrees, on the terms and subject to the conditions hereinafter set forth and subject to receipt by the Bank of a letter of credit application from the Company on the Bank's customary form not less than three (3) Business Days prior to the Date of Issuance, to issue an irrevocable standby letter of credit (the "LETTER OF CREDIT") in substantially the form attached hereto as ANNEX I for the account of the Company and for the benefit of the Trustee in an original Stated Amount of Thirteen Million Seven Hundred Sixty-seven Thousand One Hundred Twentythree Dollars ($13,767,123), consisting of a Principal Component in an amount not in excess of Thirteen Million Four Hundred Thousand Dollars ($13,400,000) and an Interest Component in an amount not in excess of Three Hundred Sixty-seven Thousand One Hundred Twenty-three Dollars ($367,123). The Letter of Credit will expire on the Expiry Date, unless otherwise terminated or extended in accordance with the terms thereof. On the Business Day immediately preceding the Expiry Date, such Expiry Date shall be automatically extended to the next anniversary of such Expiry Date (or, in the event such anniversary date is not a Business Day, the Business Day immediately preceding such anniversary date) unless the Bank notifies the Trustee in writing not less than one hundred eighty
   (180) days prior to such Expiry Date of the Bank's intention not to extend such Expiry Date.

               Section 2.2. DRAWING FEES. The Company hereby agrees to pay to the Bank upon each drawing by the Trustee under the Letter of Credit an amount equal to the amount the Bank shall at the time be charging for drawings on similar letters of credit.

               Section 2.3. ADDITIONAL PAYMENTS. If the Bank shall reasonably determine that the adoption or phase in of any Applicable Law, or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the administration thereof, or in GAAP, shall either (i) impose, modify or deem applicable any reserve, assessment, capitalization (including the inclusion of letters of credit or any obligation related thereto in any asset or liability category item in the calculation of capital/asset ratios or any other form of capital maintenance requirement), special deposit or similar requirement against letters of credit issued by the Bank or (ii) impose on the Bank any other condition relating, directly or indirectly, to this Agreement or the Letter of Credit, and the result of any event referred to in CLAUSE (I) or (II) shall be to increase the cost to the Bank of issuing or maintaining the Letter of Credit or to reduce the rate of return on the Bank's capital as a result of the Bank's obligations under the Letter of Credit, then the Company shall thereafter pay to the Bank, on demand, from time to time as specified by the Bank, such additional amounts as shall be sufficient to compensate the Bank for such increased cost or reduced return, together with interest on each such amount from the date demanded until payment in full thereof at the rate stated in CLAUSE (II) of SECTION 3.1. A certificate setting forth in reasonable detail such increased cost or reduced return, submitted by the Bank to the Company, shall be conclusive, absent manifest error, as to the amount thereof.

               Section 2.4. LETTER OF CREDIT FEE. The Company shall pay to the Bank, from the Date of Issuance through the Termination Date, a letter of credit fee (the "LETTER OF CREDIT FEE") computed on the original Stated Amount, reduced only by any Sinking Fund Payments actually paid pursuant to the Indenture, at a rate per annum equal to one half of one percent (1/2%). The Company covenants and agrees to notify the Bank promptly after obtaining knowledge that any Sinking Fund Payments have been made or any Bonds have otherwise been repurchased or redeemed. The Company shall pay the Letter of Credit Fee to the Bank in arrears on the last day of each calendar quarter and on the Termination Date. The Letter of Credit Fee shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.


                                   ARTICLE III

                           AGREEMENT TO REPAY LETTER OF
                         CREDIT DRAWINGS; PLEDGE OF BONDS

               Section 3.1  REIMBURSEMENT.

                    (i) The Company hereby agrees to pay to the Bank, by no later than 3:00 p.m. (Boston time) on the Business Day immediately following the day any payment is made by the Bank under the Letter of Credit, the aggregate amount of all such payments made by the Bank under the Letter of Credit.

                    (ii)      In the event any payment referred to in CLAUSE
   (i) above is not paid when due, the Company hereby agrees to pay to the Bank, on demand, interest on the overdue amount from the due date thereof until paid in full in cash at a variable rate per annum equal to the Alternate Base Rate, PLUS two percent (2%).

               Section 3.2. PLEDGE OF BONDS. As security for the payment of the reimbursement obligations of the Company with respect to A Drawings pursuant to SECTION 3.1, the Company will pledge to the Bank, and grant to the Bank a security interest in, all its right, title and interest in and to any Bonds delivered to the Bank in connection with any A Drawing (herein called "PLEDGED BONDS"), pursuant to the Pledge Agreement. Upon receipt by the Bank of (i) the amount owing from the Company with respect to any A Drawing, (ii) accrued interest on the amount referred to in CLAUSE (I) to the date of such payment as set forth in SECTION 3.1, and (iii) the amount owing from the Company in respect of the C Drawing, if any, made in connection with such A Drawing, the outstanding obligations of the Company under SECTION 3.1 shall be reduced by the amount of such payment, interest shall cease to accrue on the amount paid, and the Bank shall deliver to the Tender Agent and release from the pledge and security interest created by the Pledge Agreement a principal amount of Pledged Bonds equal to the amount of the payment referred to in CLAUSE (I) above. Notwithstanding the foregoing, no Pledged Bonds shall be delivered to the Tender Agent, and the pledge and security interest of the Bank shall not be released, during the period commencing two (2) Business Days prior to a regularly scheduled interest payment date with respect to the Bonds and ending at the close of business on such interest payment date.

               Section 3.3. CREDIT FOR AMOUNT PAID ON BONDS. The Company shall (i) receive a credit against its obligation to pay interest with respect to A Drawings pursuant to CLAUSE (II) of SECTION 3.1 to the extent of any amounts received by the Bank in respect of interest on any Pledged Bonds and (ii) receive a credit against its reimbursement obligation with respect to A Drawings pursuant to CLAUSE (I) of SECTION 3.1 to the extent of any amounts received by the Bank in respect of principal of any Pledged Bonds.

               Section 3.4. SETOFF. The Company agrees that the Bank shall have all rights of set-off and bankers' lien provided by Applicable Law, and in addition thereto, the Company agrees that if at any time any amount owing under this Agreement or any other Loan Document is then due to the Bank, the Bank may apply to the payment of such amount any and all balances, credits, deposits, accounts or moneys of the Company then or thereafter deposited or held by the Bank.

               Section 3.5. COMPUTATION OF INTEREST; PLACE OF PAYMENT. Interest payable hereunder shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. All payments by the Company to the Bank hereunder or under any other Loan Document shall be made in immediately available funds, without setoff, deduction or counterclaim to the Bank's account New York agency ABA# 0260-0253-2 for credit to Boston Loan Servicing Account #06091-37.


                                    ARTICLE IV

                             CHARACTER OF OBLIGATIONS

               Section 4.1. COMPANY'S OBLIGATIONS. The Company assumes all risks in connection with the Letter of Credit, and the Company's reimbursement obligations hereunder shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of:


                    (i) any lack of validity or enforceability of the Company's obligations in respect of the Bond Documents;

                    (ii)      the existence of any claim, setoff, defense or

   other right which the Company or any other Person may at any time have against the Trustee or the Bank (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or willful misconduct of the Bank) or any other Person in connection with this Agreement or any other agreement or transaction;


                    (iii) any draft or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; PROVIDED that payment by the Bank under the Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or willful misconduct of the Bank; and

                    (iv) any other circumstance or event whatsoever, whether or not similar to any of the foregoing; PROVIDED that such other circumstance or event shall not have been the result of gross negligence or willful misconduct of the Bank.


               It is understood that in making any payment under the Letter of Credit (a) the Bank's exclusive reliance as to any and all matters set forth therein and in any draft presented or certificate delivered thereunder, including reliance on the amount of any draft presented under the Letter of

   Credit, whether or not the amount due to the Trustee equals the amount of such draft if such document on its face appears to be in order, and whether or not such draft or such certificate proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (b) any noncompliance in any immaterial respect of the documents presented under the Letter of Credit with the terms thereof shall, in each case, not be deemed willful misconduct or gross negligence of the Bank.


               The Company absolutely and unconditionally agrees to hold the Bank harmless from, and to indemnify the Bank immediately upon demand by the Bank at any time and as often as the occasion therefor may require against, any and all claims, demands, suits, actions, damages, losses, costs, expenses and other liabilities whatsoever which shall at any time or times be incurred or sustained by the Bank on account of, or in relation to, or in any way in connection with, the Letter of Credit, EXCEPT that the Company shall not be liable to the Bank for any claims, demands, suits, actions, damages, losses, costs, expenses and other liabilities resulting from the gross negligence or willful misconduct of the Bank.


                                    ARTICLE V
                                    COVENANTS

               Section 5.1 CERTAIN AFFIRMATIVE COVENANTS. The Company agrees that, so long as any amount is payable under this Agreement or any other Loan Document or the Letter of Credit is outstanding, the Company will, and will cause each of its Subsidiaries to:

               Section 5.1.1. COMPLIANCE WITH AGREEMENTS. Observe and perform all of its obligations under this Agreement, the other Loan Documents, the Bond Documents and the Operative Documents to which it is a party.

               Section 5.1.2. FINANCIAL STATEMENTS. Deliver to the Bank (i) within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a balance sheet as at the close of such Fiscal Quarter, and the related statements of income, shareholders' equity and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year then ended, certified by an Authorized Officer, (ii) within one hundred twenty
   (120) days after the end of each Fiscal Year, a balance sheet as at the close of such Fiscal Year, and the related statements of income, shareholder's equity and cash flows for such Fiscal Year, audited by the Independent Public Accountant, together with an audit report from the Independent Public Accountant in form and substance satisfactory to the Bank, and (iii) such other financial data as the Bank may reasonably request. All financial statements specified in CLAUSES (I) and (II) above shall be furnished in consolidated form for the Company and its Subsidiaries, together with individual statements for the Company and its

   Subsidiaries, and shall include comparative figures for the corresponding period in the preceding year. Together with each delivery of financial statements required by CLAUSES (I) and (II) above, the Company will deliver to the Bank a certificate of an Authorized Officer (y) stating that there exists no Event of Default or Default or, if any Event of Default or Default exists, stating the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto, and (z) setting forth in reasonable detail the calculations used to determine the Company's compliance or non-compliance with SECTION 5.2.3 as at the end of each Fiscal Quarter or Fiscal Year, as the case may be. Together with each delivery of financial statements required by CLAUSE (II) above, the Company will deliver to the Bank a written statement of the Independent Public Accountant (y) stating that in making the examination necessary to make the audit report on such financial statements it obtained no knowledge of any default by the Company or any of its Subsidiaries in the performance or observance of any of the covenants contained in ARTICLE V, or, if the Independent Public Accountant shall have obtained knowledge of any such default, specifying all such defaults and the nature and status thereof and (z) setting forth in reasonable detail the calculations made to determine the Company's compliance or non-compliance with SECTION 5.2.3. Within thirty (30) days after internal distribution to its board of directors or any committee thereof, the Company will deliver to the Bank any long-term forecasts or projections of the Company and/or any of its Subsidiaries.

               The Bank is hereby authorized to deliver copies of any financial statements or other financial data delivered to it pursuant to this SECTION
   5.1.2 to any regulatory body having jurisdiction over the Bank.

               Section 5.1.3. NOTICE OF DEFAULT, LITIGATION, ETC. Upon obtaining knowledge thereof, give written notice (accompanied by a reasonably detailed explanation with respect thereto) promptly to the Bank of:


                    (i)       the occurrence of

                              (a)  any Default or Event of Default, and

                              (b)  any default under any Loan Document,

   Operative Document or Bond Document;

                    (ii) any litigation, arbitration, or governmental investigation or proceeding not previously disclosed by the Company to the Bank which has been instituted or, to the best knowledge of the Company (after due inquiry), is threatened against the Company, any Subsidiaries of the Company or CNG or to which any of their respective Property is subject which:

                              (a)  if adversely determined, would have a
   Materially Adverse Effect, or


                              (b)  relates to this Agreement, any other Loan
   Document, any Operative Document or any Bond Document;

                    (iii)     any material adverse development which shall

   occur in any litigation, arbitration, or governmental investigation or proceeding previously disclosed to the Bank;

                    (iv) any development in the business, operations, Property, financial condition or prospects of the Company, any Subsidiary of the Company or CNG which would have a Materially Adverse Effect;


                    (v) any termination, amendment, modification or supplement of any Governing Document of the Company or any of its Subsidiaries, or any Bond Document, or any waiver under any Bond Document, or any termination of any Operative Document, or any amendment, modification, supplement or waiver of any Operative Document affecting amounts to be received by, or the timing of amounts to be received by, the Company thereunder or affecting the term of any Operative Document, or any notice, document, other Instrument, financial statement or other materials of any kind, delivered or received by the Company or any of its Subsidiaries with respect to any Bond Document, which written notice shall include a copy

   (if in writing) or a description (if not in writing) of any such termination, amendment, modification, supplement, waiver, notice, document, Instrument, financial statement or other materials; and

               (vi) any offer to make and any notice regarding any offer or intention to make any Restricted Payment not permitted by this Agreement.

               Section 5.1.4. CORPORATE EXISTENCE. Except in the case of a Permitted Combination, maintain its corporate existence, rights and franchises, and continue to own and hold, legally and beneficially, free and clear of all Liens and restrictions on transfer (except to the extent created by the Loan Documents or the Bond Documents), all of the outstanding shares of Capital Stock of each of its Subsidiaries.

               Section 5.1.5. MAINTENANCE OF PROPERTY. Keep all of its Property that is necessary in its business in good working order and condition (ordinary wear and tear excepted).

               Section 5.1.6. BOOKS AND RECORDS; INSPECTION. Keep proper books and records reflecting all of its business affairs and transactions in accordance with GAAP and, as often as the Bank may reasonably request, permit the Bank and/or its representatives, during normal business hours upon twenty-four (24) hours' prior notice, to visit and inspect any Property of the Company and/or any of its Subsidiaries, to examine the corporate books and financial records of the Company and/or any of its Subsidiaries and make copies thereof or extracts therefrom, and to discuss the affairs, finances and accounts of any of such Persons with the officers of such Persons and the Independent Public Accountant (and the Company hereby authorizes the Independent Public Accountant to discuss its financial matters with the Bank or any of its representatives) all at the Company's expense for any charges imposed by such accountants or for making such extracts or copies.

               Section 5.1.7. COMPLIANCE WITH LAWS. Obtain all such Approvals and take all such other actions with respect to any Governmental Authority as may be required for the execution, delivery and performance of this Agreement, the other Loan Documents, the Operative Documents and the Bond Documents, and for the operation of the Project, and duly perform and comply with all of the terms and conditions of all Approvals so obtained, and comply with all Applicable Laws where the failure to comply could reasonably be expected to have a Materially Adverse Effect.

               Section 5.1.8. PAYMENT OF TAXES, etc. Pay and discharge, as the same become due and payable, all federal, state and local taxes, assessments and other governmental charges or levies against or on any of its income, profits or Property, as well as all claims of any kind, including all claims for labor, materials and supplies, which, if unpaid, might become a Lien upon any of its Property, and pay before they become delinquent all other material obligations and liabilities.

               Section 5.1.9.  INSURANCE AND CONDEMNATION.

               (i) Maintain insurance on the Project of the following character:

                    (a) insurance against fire (other than with respect to underground pipes) and other risks from time to time included under extended coverage policies, including an all risk endorsement in an amount sufficient to prevent the Company or the Bank from becoming a co-insurer of any loss, but in any event in an amount not less than the full insurable value of the Project; the term "full insurable value", as used herein, means actual replacement cost (exclusive of the cost of underground pipes) determined by the Bank not more often than once every twelve (12) months;

                    (b) general public liability insurance against claims for bodily injury, death or property damage occurring on or about the Project and adjoining streets, sidewalks and passageways, such insurance to afford protection of not less than $5,000,000 with respect to bodily injury or death to any one person, not less than $5,000,000 with respect to one occurrence, and not less than $5,000,000 with respect to property damage;

                    (c)  worker's compensation insurance; and

                    (d)  such other insurance (including boiler insurance) in

   such amounts and against such other insurable hazards which at the time are commonly obtained in the case of property similar to the Project.

               All such insurance shall be written by companies of recognized financial standing organized and existing under the laws of a state of the United States. Insurance claims under any insurance required hereunder shall be adjusted by the Company. The proceeds of any of the aforesaid insurance policies shall be used and applied in the manner set forth in the Loan Agreement; PROVIDED, HOWEVER, that if the Company has an option under the Loan Agreement as to the manner in which such insurance proceeds shall be used or applied, the Company shall exercise such option as directed in writing by the Bank; PROVIDED, FURTHER, that, notwithstanding the foregoing, after all of the Bonds have been redeemed and/or repaid in full, if any amounts shall be due to the Bank hereunder or under any other Loan Documents, all insurance proceeds shall be paid to the Bank and applied to such amounts in such order of preference as the Bank may determine. The Bank shall return any excess insurance proceeds to the Company.


               The Company shall, within thirty (30) days prior to the expiration of any insurance which is required to be maintained by the Company hereunder, deliver to the Bank other original or duplicate policies or other certificates of the insurers evidencing the renewal of such insurance.

               The Company shall not carry separate insurance unless the Bank is included therein as a named insured, with loss payable as provided herein. The Company shall immediately notify the Bank whenever any such separate insurance is obtained and shall deliver to the Bank the policy or policies or certificates evidencing the same.

               (ii) The proceeds of any condemnation award shall be used and applied in the manner set forth in the Loan Agreement; PROVIDED,

   HOWEVER, that if the Company has an option under the Loan Agreement as to the manner in which such condemnation proceeds shall be used or applied, the

   Company shall exercise such option as directed in writing by the Bank; PROVIDED, FURTHER, that, notwithstanding the foregoing, after all of the Bonds have been redeemed and/or repaid in full, if any amounts shall be due to the Bank hereunder or under any other Loan Documents, all condemnation proceeds shall be paid to the Bank and applied to such amounts in such order of preference as the Bank may determine. The Bank shall return any excess condemnation proceeds to the Company.

               Section 5.1.10. FUTURE AGREEMENTS. Ensure that only the Company enters into Future Agreements, and deliver to the Bank, promptly upon execution thereof, any Future Agreements.


               Section  5.1.11. ERISA NOTICES.

                    (i) Upon the request of the Agent, furnish or cause to be furnished to the Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Reports, Form 5500, with all required attachments, in respect of each Single Employer Plan; and

                    (ii) Promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of any Single

   Employer Plan under Section 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068
   of ERISA, or in respect of any Multiemployer Plan under Section 4041A, 4202, 4219, 4242 or 4245 of ERISA.

               Section  5.1.12.  ENVIRONMENTAL COMPLIANCE.


                    (i) Use and operate all of its Properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Substances in compliance with all applicable Environmental Laws, except where the failure to so comply could not reasonably be expected to have a Materially Adverse Effect;

                    (ii) Provide written notice to the Bank of (a) any violation of any Environmental Law regarding any of its Property or any of its business operations which could reasonably be expected to have a

   Materially Adverse Effect, (b) any known Release, or threat of Release, of any Hazardous Substance at, from or into any of its Property which it is required to report in writing to any Governmental Authority or which could reasonably be expected to have a Materially Adverse Effect, (c) any written notice of violation of any Environmental Law or of any Release or threatened Release of any Hazardous Substance, including any notice or claim of liability or potential responsibility from any third party (including any

   Governmental Authority), and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (1) the operation of any of its Property, (2) contamination on, from or into any of its Property or (3) investigation or remediation of offsite locations at which it or any of its predecessors are alleged to have disposed of Hazardous Substance, or (4) any expense or loss incurred by any Governmental

   Authority in connection with the assessment, containment, removal or remediation of any Hazardous Substance with respect to which it may be liable or for which a Lien may be imposed on any of its Property, in each case, which could reasonably be expected to have a Materially Adverse Effect;


                    (iii) Cause the prompt containment and removal of any Hazardous Substance Released or disposed of on any of its Property, which Release or disposition could reasonably be expected to have a Materially Adverse Effect; and


                    (iv) Permit the Bank, in its reasonable discretion for the purpose of assessing the environmental condition of any Property of the Company or any of its Subsidiaries, to obtain, at the expense of the Company (subject to the proviso set forth below), one or more environmental assessments or audits of any such Property prepared by a hydrologist or other qualified independent engineer, consultant or expert selected by the Bank to confirm (a) whether any Hazardous Substance is present in the soil or water at such Property and (b) whether the use and operation of the Property complies with all Environmental Laws PROVIDED; that only one such environmental assessment or audit during any six (6) month period shall be at the expense of the Company.

               Section 5.2. CERTAIN NEGATIVE COVENANTS. The Company agrees that, so long as any amount is payable under this Agreement or any other Loan Document or the Letter of Credit is outstanding, the Company will not, and will not cause or permit any of its Subsidiaries to:

               Section 5.2.1. INDEBTEDNESS. Create, incur, assume, or suffer to exist or otherwise become or be liable in respect of any Indebtedness,
   EXCEPT:

                    (i)       Indebtedness of the Company under this Agreement

   and the other Loan Documents;

                    (ii) Indebtedness of the Company under the Note and the Loan Agreement; and


                    (iii)     Permitted Indebtedness.

               Section 5.2.2. LIENS. Create, incur, assume, or suffer to exist any Lien upon any of its Property (including Equity Interests of any of its Subsidiaries), whether now owned or hereafter acquired, EXCEPT:


                    (i) Liens in favor of the Bank pursuant to the Pledge Agreement;

                    (ii) Liens in favor of the Trustee securing the Company's obligations in respect of the Note and the Loan Agreement; and


                    (iii)     Permitted Liens.

               Section 5.2.3. CONSOLIDATED TANGIBLE NET WORTH. Consolidated Tangible Net Worth of the Company to be less than Twelve Million Dollars ($12,000,000) at any time.


               Section. 5.2.4. INVESTMENTS. During the continuance of an Event of Default or in the event a Default or an Event of Default would result therefrom, make, incur or assume any Investment in any other Person, EXCEPT Permitted Investments.


               Section 5.2.5. RESTRICTED PAYMENTS. Make or make any offer to make any Restricted Payments, EXCEPT (i) the declaration and payment of dividends by the Company to CNG or the making of other distributions by the Company to CNG; PROVIDED, that no Default or Event of Default is existing immediately prior to such dividend or distribution or would result therefrom, and (ii) the declaration and payment of cash dividends by any of the Subsidiaries of the Company to the Company.

               Section 5.2.6. MERGERS; ACQUISITIONS; SALES OF PROPERTY. Consolidate or merge with any Person, EXCEPT any Permitted Combination, or engage in any Sale of all or any substantial part of its Property (either in a single transaction or a series of related transactions) to any Person, EXCEPT any Permitted Disposition, or engage in any Acquisition or sell and thereafter lease back all or any part of its Property.


               Section 5.2.7. MODIFICATION, ETC. OF CERTAIN AGREEMENTS AND GOVERNING DOCUMENTS. Consent to or enter into or permit any amendment, supplement or other modification of, or any termination of, any:

               (i)  Bond Document;


               (ii) Operative Document; PROVIDED, HOWEVER, that the Company may:

                    (a) amend, modify or supplement any Operative Document as long as such amendment, supplement or other modification would not decrease or delay any amounts to be received by, or increase or accelerate any amounts to be paid by, the Company thereunder (other than ordinary course revisions to rates which revisions would not have a Materially Adverse Effect), or shorten the duration thereof;

                    (b) permit the termination (other than on the stated

   maturity date thereof) of any Operative Document relating to the purchase of Product from the Project as long as such Operative Document, together with all other such Operative Documents that have terminated (other than on the stated maturity date thereof) after the date hereof and have not been replaced in accordance with CLAUSE (C) below, accounted for less than ten percent (10%) of the total gross revenue of Company attributable to the Project during the most recent Fiscal Year of the Company ended prior to the termination of the first such Operating Document; and

                    (c) permit the termination (other than on the stated

   maturity date thereof) of any Operative Document relating to the purchase of Product from the Project as long as (1) such Operative Document, together with all other such Operative Documents that have terminated (other than on the stated maturity date thereof) after the date hereof and have not been replaced in accordance with this CLAUSE (C), accounted for less than twenty percent (20%) of the total gross revenue of Company attributable to the

   Project during the most recent Fiscal Year of the Company ended prior to the termination of the first such Operative Document and (2) within ninety (90) days after the date of termination of such Operative Document, the Company replaces such Operative Document with a new agreement providing revenue to the Company at least equal to the amount of revenue provided by such Operative Document; or

                    (ii)      Governing Document of the Company or any of its

   Subsidiaries, EXCEPT for any amendment, supplement or other modification that would not have a Materially Adverse Effect.

               Section 5.2.8. TRANSACTIONS WITH AFFILIATES. Enter into any transaction or agreement with any Affiliate, EXCEPT:


                    (i) employment agreements entered into in the ordinary course of business by the Company or any of its Subsidiaries and loans or advances to employees of the Company or any of its Subsidiaries in the ordinary course of business for travel expenses, drawing accounts or other similar business related expenses; and


                    (ii) any transaction or agreement having terms not less favorable to the Company and its Subsidiaries than would be the case if such transaction or agreement had been entered into with a Person that is not an Affiliate.


               Section 5.2.9. EQUITY INTERESTS. Issue, sell, transfer, pledge, mortgage, assign or dispose of any Equity Interests of the Company or any of its Subsidiaries, EXCEPT the issuance by the Company of shares of its Permitted Capital Stock (or options or warrants to purchase Permitted Capital Stock), PROVIDED that no Default or Event of Default is continuing at the time of such issuance.

               Section 5.2.10. RESTRICTIVE OR INCONSISTENT AGREEMENTS. Enter into or become bound by or permit to exist any Contractual Obligation:


                    (i) (other than any Loan Document, the Indenture, the Loan Agreement and the other Instruments (copies of which Instruments have been delivered to the Bank) described on SCHEDULE 5.2.10 of the DISCLOSURE SCHEDULE), which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or otherwise imposes any materially adverse or burdensome condition upon, the declaration or payment of dividends or distributions, the incurrence of Indebtedness, the granting of

   Liens, the making of loans or advances among the Company and its Subsidiaries, or the amendment or modification of any of the Loan Documents;

   or

                    (ii) containing any provision that would be violated or breached by the execution or delivery by the Company of this Agreement or any other Loan Document, or by the performance by the Company of its obligations hereunder, under any other Loan Document, under any Bond Document or under any Operative Document.

               Section 5.2.11. LEASES. Enter into or permit to exist any ground leases, space lease, sublease, or any other leasehold interest with respect to any portion of the Project, except a lease by the Company to an

   Affiliate of the Company where such lease is necessary for the operation of the Project.

               Section 5.2.12  ERISA COMPLIANCE.


                    (i) Permit any Single Employer Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived;

                    (ii) Fail to contribute to any Single Employer Plan to an extent which, or terminate any Single Employer Plan in a manner which,

   could result in the imposition of a Lien on any Property of the Borrower or any of its Subsidiaries.

                    (iii) Permit or take any action which would result in the aggregate benefit liabilities (within the meaning of Section 4001 of

   ERISA) of any Single Employer Plan exceeding the value of the current assets of such Plan.


                                    ARTICLE VI


                                EVENTS OF DEFAULT

               Upon the occurrence of any of the following events (herein referred to as an "EVENT OF DEFAULT"):

                    (i) an "event of default" as described and defined in the Indenture shall occur; or


                    (ii) the Company shall fail to pay any amount referred to in CLAUSE (I) of SECTION 3.1 when due under the terms of this Agreement; or


                    (iii) the Company shall fail to pay any amount (other than an amount referred to in CLAUSE (II) above) when due under the terms of this Agreement or any other Loan Document and such failure shall remain unremedied for a period of five (5) days; or

                    (iv)      the Company or any Subsidiary of the Company

   shall fail to perform or observe any term, covenant or agreement contained in ARTICLE V; or

                    (v) the Company shall fail to perform or observe any term, covenant or agreement contained in this Agreement (other than terms,

   covenants, or agreements referred to in CLAUSES (I), (II), (III) and (IV) above) and such failure shall remain unremedied for a period of thirty (30) days; or

                    (vi) the Company shall fail to perform or observe any material term, covenant, or agreement contained in any Loan Document (other than terms, covenants or agreements referred to in CLAUSES (I), (II), (III),
   (IV) and (V) above), any Operative Document or any Bond Document and such failure shall remain unremedied after any applicable grace period specified in such Loan Document, Operative Document or Bond Document; or


                    (vii) any warranty, representation or other written statement made by or on behalf of the Company, any of the Subsidiaries of the Company or CNG in this Agreement, any other Loan Document, any Bond Document, any Operative Document, or any other document furnished in connection with this Agreement shall be false or misleading in any material respect on the date as of which made; or

                    (viii) the Company or any of its Subsidiaries or CNG shall default in the payment when due (subject to any applicable grace period), whether upon acceleration or otherwise, of any Indebtedness of such Person, or the Company or any of its Subsidiaries or CNG shall default in the performance or observance of any obligation or condition with respect to any such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such

   Indebtedness to become due and payable prior to its stated maturity, or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to its stated maturity, or any Lien on any Property of the Company or any of its Subsidiaries or CNG securing any Indebtedness shall be foreclosed on; or


                    (ix)      the Company, any of its Subsidiaries or CNG shall
   (a) apply for, consent to or acquiesce in, the appointment of a receiver, trustee, liquidator or custodian or the like of itself or any of its Property, (b) admit in writing its inability to, or fail to, pay its debts generally as they become due, (c) be adjudicated a bankrupt or insolvent,

   (d) voluntarily commence any Bankruptcy or Insolvency Proceeding, (e) permit or suffer to exist (1) the involuntary commencement of any Bankruptcy or Insolvency Proceeding against it or (2) the commencement of any case, proceeding or other action seeking the issuance of a warrant of attachment, execution, distraint or similar process against all or any material part of its Property (except for any such attachment or similar process that would constitute a Permitted Lien), and such proceeding shall (A) not be contested in good faith by the Company, such Subsidiary or CNG, (B) result in the entry of an order for relief or any such adjudication or appointment or (C) continue undismissed, or pending and unstayed, for a period of sixty (60) days after commencement thereof, or (f) take any corporate action authorizing, or in furtherance of, any of the foregoing; or

                    (x) any Single Employer Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year, or a waiver of such standard or the extension of any amortization period is sought or granted under Section 412(d) or (e) of the Code; or any Plan is or shall have been terminated or the subject of termination proceedings under ERISA, or an event shall have occurred entitling the PBGC to terminate a Plan under Section 4042(a) of ERISA; or the Company or any of its Subsidiaries or any ERISA Affiliate shall have incurred or become likely to incur liability to or on account of a termination of or a withdrawal from a Plan under Section 4062, 4063, 4064, 4201, 4204 or 515 of ERISA; and there shall result from any such event or events either (1) the provision of security to induce the issuance of a waiver or extension of any funding requirement under Section 412 of ERISA, or (2) liability, or a material risk of incurring liability, to the PBGC or a Plan or a trustee appointed under

   Section 4042 or 4049 of ERISA in excess of Two Hundred Thousand Dollars

   ($200,000); or

                    (xi)      a final judgment which, together with any other

   outstanding final judgments against the Company, any of its Subsidiaries or CNG, exceeds an aggregate of Five Hundred Thousand Dollars ($500,000) (net of actual insurance coverage with respect thereto) shall be rendered against the Company, any of the Subsidiaries of the Company or CNG and, within thirty (30) days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within thirty
   (30) days after the expiration of any such stay, such judgment shall not have been discharged; or

                    (xii) any Loan Document or Bond Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective, or cease to be the legally valid, binding and enforceable obligation of any party thereto; or any party thereto shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien granted thereunder shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions permitted by the Loans Documents or the Bond Documents, as the case may be; or

                    (xiii) any Operative Document shall terminate (except as permitted by SECTION 5.2.7 hereof), or any material provision in any Operative Document shall cease to be effective, or cease to be the legally valid, binding and enforceable obligation of any party thereto; or any event described in any of SUBSECTIONS (A) through (E) of CLAUSE (IX) above shall occur with respect to any party to any Operative Document; or

                    (xiiv)    any party shall default in the performance of any

   material obligation under any Operative Document or any Bond Document and such default shall not be cured within thirty (30) days; or

                    (xv) any warranty, representation or other written statement made by or on behalf of any party (other than the Company) in any

   Operative Document or Bond Document or in any document furnished in compliance therewith shall be false or misleading in any material respect on the date as of which made; or

                    (xvi) a material portion of the Project shall be permanently condemned or seized or title thereto shall be permanently requisitioned or taken by any Governmental Authority under power of eminent domain or otherwise; or a material portion of the Project shall be temporarily condemned or seized or title thereto shall be temporarily requisitioned or taken by any Governmental Authority under power of eminent domain or otherwise; or any loss, destruction or damage shall have occurred with respect to a material portion of the Project; in each case, if such condemnation, seizure, loss, destruction or damage would have a Materially Adverse Effect; or


                    (xvii) the Company shall cease to be wholly-owned by CNG other than as a result of a Permitted Combination; or

                    (xviii)   if Bonds in an aggregate outstanding principal
   amount equal to the total amount specified in the Trustee's certificate delivered to the Bank pursuant to any A Drawing shall not be delivered to the Bank within three (3) Business Days following the delivery of such certificate to the Bank;

   then, and in any such event, the Bank may, in its sole discretion, but shall not be obligated to, (a) by notice to the Company, declare all amounts payable by the Company hereunder (including amounts payable pursuant to SECTION 3.1) and under the other Loan Documents to be forthwith due and payable, and the same shall thereupon become due and payable without further notice, demand, presentment, protest or other action of any kind, all of which are hereby expressly waived, and/or (b) exercise any or all of its rights and remedies under the Loan Documents and/or (c) by notice to the Trustee, require the Trustee to accelerate payment of all Bonds and interest accrued thereon as provided in the Indenture; PROVIDED that in the event of an Event of Default described in CLAUSE (IX) above, all amounts payable by the Company hereunder and under the other Loan Documents shall automatically be and become due and payable, without notice, demand, presentment, protest or other action of any kind.

               No remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, any other Loan Document or any Bond Document or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient.

   In order to exercise any remedy given to the Bank in this Agreement, any other Loan Document or any Bond Document, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Agreement shall be breached by any party and thereafter duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach or any future breach hereunder. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Agreement.


                                   ARTICLE VII


                                 INDEMNIFICATION

               Section 7.1. INDEMNIFICATION. In addition to amounts payable under ARTICLES II, III and VIII, the Company hereby agrees to protect,

   indemnify, pay and save the Bank and its shareholders, officers, directors, employees, agents, Subsidiaries and Affiliates (collectively, the "INDEMNIFIED PARTIES") harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys fees and expenses and amounts paid in settlement and court costs) (the "INDEMNIFIED LIABILITIES") which any

   Indemnified Party may incur or be subject to as a consequence, direct or indirect, of (i) any of the transactions contemplated hereby, including the issuance of the Letter of Credit, (ii) any breach by the Company or the Authority of any warranty, covenant, term or condition in, or the occurrence of any default under, this Agreement, any other Loan Document, any Operative Document or any Bond Document, (iii) defense against any legal action commenced to challenge the validity of this Agreement, any other Loan Document, any Operative Document or any Bond Document and (iv) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from, any real property owned or operated by the

   Company or any of its Subsidiaries of any Hazardous Substance, (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under Environmental Law), regardless of whether or not caused by, or within the control of, the Company or any of its Subsidiaries.

   If and to the extent that the foregoing undertaking may be unenforceable for any reason, each of the Company and its Subsidiaries hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under Applicable Law, subject to the limitations set forth in SECTION 7.2.

               Section 7.2. LIMITATION ON INDEMNITY OBLIGATION. Notwithstanding anything to the contrary contained in ARTICLE VII, the Company shall have no obligation to indemnify any Indemnified Party to the extent any Indemnified Liability incurred by such Indemnified Party arose solely out of the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction.


                                   ARTICLE VIII

                                  MISCELLANEOUS

               Section 8.1. AMENDMENTS. This Agreement may not be amended, and the Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, unless and until the Company shall obtain the written consent of the Bank. No course of dealing between the Company and the Bank, nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of the Bank hereunder.

               Section 8.2. EXPENSES. The Company agrees to pay on demand all costs and expenses incurred by the Bank in connection with the review, preparation, issuance, delivery and administration of the Letter of Credit, this Agreement, the other Loan Documents, the Operative Documents, the Bond Documents and any other documents which may be delivered in connection with this Agreement, any amendments, consents or waivers to any of the foregoing as may from time to time be required or requested, including all rating agency fees, if any, incurred by the Bank in connection with the transactions contemplated hereby, the reasonable fees and expenses of counsel for the Bank, and the reasonable fees and expenses of any local counsel who may be retained by the Bank with respect to the transactions contemplated by this Agreement (whether or not such transactions are consummated), and all costs and expenses (including reasonable counsel fees and expenses) in connection with (i) the transfer, drawing upon, change in terms, maintenance, renewal or cancellation of the Letter of Credit, (ii) the Bank's curing of any Default or Event of Default resulting from the acts or omissions of the Company under this Agreement, any other Loan Document, any Operative Document, or any Bond Document, (iii) the enforcement of this Agreement, any other Loan Document, any Bond Document or any Operative Document and the consideration and/or conduct of any restructuring or "workout" of any obligations of the Company under any of the foregoing, or
   (iv) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the Bank from paying any amount under the Letter of Credit. In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Letter of Credit, this Agreement, the other Loan Agreements, the Operative Documents or the Bond Documents, or any other document which may be delivered in connection with any of the foregoing, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. Notwithstanding the foregoing, no payment shall be required under this SECTION 8.2 in respect of any cost or expense which the Bank has incurred because of its gross negligence or willful misconduct.

               Section 8.3. SET-OFF. The Bank hereby waives any right of set-off it may have with respect to any moneys the Company has on deposit with the Bank as long as any bankruptcy, reorganization, insolvency, or similar proceeding involving the Company is pending.

               Section 8.4. BINDING EFFECT; ASSIGNMENT. This Agreement is a continuing obligation and shall (i) be binding upon the Company and its successors and assigns and (ii) inure to the benefit of and be enforceable by the Bank and its successors, transferees and assigns, PROVIDED, that the Company may not assign all or any part of its rights under or delegate any of its duties under this Agreement without the prior written consent of the Bank. The Bank may assign, negotiate, pledge or otherwise hypothecate all or any portion of this Agreement or the other Loan Documents, or grant participations herein or therein, or in any of its rights or security hereunder or thereunder, including the Instruments securing the Company's obligations hereunder. The Company agrees that each participant shall be entitled to the benefit of SECTION 2.3 and ARTICLE VII with respect to its participating interest. No such assignment or participation by the Bank, however, will relieve the Bank of its obligation under the Letter of Credit unless the Letter of Credit is replaced by an Alternative Letter of Credit Facility (as defined in the Indenture). In connection with any such assignment or participation, the Bank may disclose to the proposed assignee or participant any information that the Company to delivers to the Bank pursuant to this Agreement.

               Section 8.5. NOTICES. All communications provided for hereunder shall be in writing and sent by first class mail or overnight courier, postage prepaid, addressed, if to the Bank, to it at 101 Federal Street, 16th Floor, Boston, Massachusetts 02110, Attention: Ms. Carolyn A. Lopez and, if to the Company, to it at 60 Columbus Blvd., P.O. Box 1500, Hartford, Connecticut 06144, Attention: Ms. Julie P. Lou, or to such other address with respect to either party as such party shall notify the other in writing. Any notice, if mailed or sent by overnight courier and properly addressed with postage prepaid, shall be deemed given when received.

               Section 8.6. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Bank, the determination of such satisfaction shall be made by the Bank in its sole and exclusive judgment exercised in good faith.

               Section 8.7. SURVIVAL. The obligations of the Company and its Subsidiaries under SECTIONS 7.1 and 8.4 shall survive the payment by the Company of all amounts owing to the Bank hereunder and under the other Loan Documents and any termination of this Agreement, the Letter of Credit or the Bonds. The representations and warranties made by the Company and its

   Subsidiaries in this Agreement and in each other Loan Document, and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith, shall survive the execution and delivery of this Agreement and each other Loan Document and the issuance of the Letter of Credit.


               Section 8.8. SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such other Loan Document or the enforceability of any such provision in any other jurisdiction.

               Section 8.9. HEADINGS. The various headings of this Agreement and of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such Loan Document or any provisions hereof or thereof.

               Section 8.10. COUNTERPARTS; ENTIRE AGREEMENT. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

               Section 8.11.  CHOICE OF LAW.  THIS AGREEMENT HAS BEEN EXECUTED

   AND DELIVERED IN THE COMMONWEALTH OF MASSACHUSETTS AND SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF SUCH COMMONWEALTH APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH COMMONWEALTH AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


               Section 8.12. SERVICE OF PROCESS. THE COMPANY BY ITS EXECUTION HEREOF (I) HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE

   DISTRICT OF MASSACHUSETTS FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY OTHER LOAN

   DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF, AND (II) HEREBY WAIVES, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION,

   THAT ANY SUCH PROCEEDING BROUGHT IN ONE OF THE ABOVE-NAMED COURTS IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT. THE COMPANY HEREBY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING IN ANY MANNER PERMITTED BY CHAPTER 223A OF THE GENERAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, AND AGREES THAT SERVICE OF PROCESS BY REGISTERED OR CERTIFIED

   MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED IN OR PURSUANT TO
   SECTION 8.5 IS REASONABLY CALCULATED TO GIVE ACTUAL NOTICE.

               Section 8.13. FURTHER ASSURANCES. The Company hereby agrees that it will, and will cause each of its Subsidiaries, from time to time at the Company's expense, promptly execute and deliver all further Instruments, and take all further action, that may be necessary or appropriate, or that the Bank may reasonably request, in order to perfect or protect any Lien granted or purported to be granted under the Loan Documents, to enable the Bank to exercise and enforce their rights under this Agreement and the other Loan Documents and otherwise to carry out the intent of this Agreement and the other Loan Documents.

               Section 8.14. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE BANK AND THE COMPANY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS

   PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OBLIGATION IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE BANK OR THE COMPANY IN

   CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. THE COMPANY ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION 8.14 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE BANK IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER PRESENT OR FUTURE LOAN DOCUMENT. EITHER THE BANK OR THE COMPANY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS

   SECTION 8.14 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE BANK

   AND THE COMPANY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

                                             ENERGY NETWORKS, INC.



                                             By:
                                                  ---------------------------
                                                Title:


                                             THE BANK OF NOVA SCOTIA


                                             By:
                                                  ---------------------------
                                                  Title:

                                    SCHEDULE I

                     CONDITIONS PRECEDENT TO EFFECTIVENESS OF
                    AGREEMENT AND ISSUANCE OF LETTER OF CREDIT


               The effectiveness of this Agreement and the obligation of the Bank to issue the Letter of Credit shall be subject to satisfaction of each of the following conditions precedent prior to or simultaneously with the issuance of the Letter of Credit:

               Section 1.1. EXISTING LETTER OF CREDIT FACILITY. Each of (i) the Irrevocable Letter of Credit No. 35-8819006 dated March 1, 1988 issued by CIBC in favor of the Trustee for the account of the Company, (ii) the Restated and Amended Letter of Credit and Reimbursement Agreement dated as of March 1, 1988 (the "CIBC REIMBURSEMENT AGREEMENT") between the Company and CIBC, and (iii) the Security Documents (as defined in the CIBC Reimbursement Agreement) shall have been terminated, and all obligations and liabilities of the Company under each of the foregoing shall have been discharged and satisfied in full. The Bank shall have received from CIBC such documents evidencing such termination and discharge as the Bank may request.

               Section 1.2. LOAN DOCUMENTS. The Bank shall have received a counterpart of this Agreement and each of the other Loan Documents (other than the Letter of Credit), each duly executed and delivered by each party thereto and each in form and substance satisfactory to the Bank, and such agreements shall be in full force and effect on the Date of Issuance.

               Section 1.3. BOND DOCUMENTS; OPERATIVE DOCUMENTS. The Bank shall have received and reviewed an executed copy of each of the Bond Documents and the Operative Documents, certified as true and correct copies by an Authorized Officer of the Company, and each of such agreements shall be in full force and effect on the Date of Issuance.

               Section 1.4. DEFAULT; EVENT OF DEFAULT. On the Date of Issuance, after giving effect to the issuance of the Letter of Credit, there shall exist no Default or Event of Default.

               Section 1.5. REPRESENTATIONS AND WARRANTIES. On the Date of Issuance, after giving effect to the issuance of the Letter of Credit, all representations and warranties of the Company and each of its Subsidiaries contained herein, in the other Loan Documents, in the Operative Documents, in the Bond Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of such date.

               Section 1.6. OFFICER'S CERTIFICATE. There shall have been delivered to the Bank an Officer's Certificate, dated the Date of Issuance, to the effect that all of the conditions specified in SECTIONS 1.4, 1.5 and
   1.17 of this SCHEDULE I are satisfied as of such date.

               Section 1.7. OPINIONS OF COUNSEL TO COMPANY. There shall have been delivered to the Bank an opinion of Murtha, Cullina, Richter and Pinney, counsel to the Company, dated the Date of Issuance and in form and substance satisfactory to the Bank, covering such matters as the Bank may reasonably request.

               Section 1.8. CORPORATE ACTION BY COMPANY. The Bank shall have received (i) copies of all corporate (including stockholder, if required) action taken by the Company to authorize the execution, delivery and performance in accordance with their respective terms of this Agreement and the other Loan Documents to which it is a party and any other documents required or contemplated hereunder or thereunder, certified as true and correct copies by the Secretary or Assistant Secretary of the Company; (ii) a certificate of incumbency with respect to the officers of the Company authorized to execute and deliver this Agreement, the other Loan Documents and any other documents required or contemplated hereunder or thereunder (each, an "AUTHORIZED OFFICER") executed by the Secretary or Assistant Secretary of the Company; (iii) copies of the Governing Documents of the Company, as restated or amended to the Date of Issuance, certified as true and correct copies by the Secretary or Assistant Secretary of the Company and, in the case of the articles of incorporation of the Company, certified as of a recent date by the Secretary of State of the State; and (iv) certificates of good standing and legal existence for the Company from the Secretary of State of the State and the Secretary of State of each other state in which the Company is qualified to do business.

               Section 1.9. CORPORATE ACTIONS PREVIOUSLY TAKEN BY COMPANY, TRUSTEE AND AUTHORITY. The Bank shall have received (i) copies of all corporate actions previously taken by the Company to authorize the Company to execute, deliver and perform the Bond Documents, certified by an authorized officer of the Company; (ii) copies of all corporate action previously taken by the Trustee to authorize the Trustee to execute, deliver and perform the Indenture and the other Bond Documents to which it is a party, certified by an authorized officer of the Trustee; and (iii) copies of all action previously taken to authorize the Authority to execute, deliver and perform the Loan Agreement, the Bond Purchase Agreement and the Indenture, certified by an authorized officer of the Authority.

               Section 1.10. CONFIRMATIONS OR UPDATES. The Bank shall have received confirmations or updates as to the continuing validity and effectiveness, as of the date hereof, of the Hartford Steam Letter Agreement.

               Section 1.11. LIEN SEARCH REPORTS. The Bank shall have received satisfactory Lien search reports from each jurisdiction in which Property of the Company or its Subsidiaries is located.

               Section 1.12. UCC-3 TERMINATION STATEMENTS. The Bank shall have received acknowledgment copies or other satisfactory evidence that appropriate UCC-3 termination statements have been duly filed with respect to any UCC financing statements on record against the Company or any of its Subsidiaries (other than UCC financing statements with respect to Permitted Liens).

               Section 1.13. MORTGAGE DISCHARGES; FIXTURE FILINGS. The Bank shall have received satisfactory evidence that appropriate mortgage discharges and fixture filings have been duly filed with respect to any mortgages or fixture filings on record against the Company or any of its Subsidiaries (other than mortgages or fixture filings with respect to Permitted Liens).

               Section 1.14. FINANCIALS. The Bank shall have received the Historical Financials.

               Section 1.15. COSTS AND EXPENSES. The Company shall have paid all costs and expenses (including counsel fees and disbursements) payable in accordance with SECTION 8.2 through the Date of Issuance.

               Section 1.16. INSURANCE CERTIFICATES. The Bank shall have received satisfactory evidence that all insurance policies, coverages, riders and endorsements required hereunder are in full force and effect.

               Section 1.17. MATERIALLY ADVERSE EFFECT. No event or events shall have occurred since June 30, 1994 which, individually or in the aggregate, have had or would have a Materially Adverse Effect.

               Section 1.18. CORPORATE AND LEGAL PROCEEDINGS. All corporate and legal proceedings and all documents and Instruments in connection with the transactions contemplated by this Agreement and the other Loan Documents, and all prior corporate proceedings in connection with the transactions contemplated by the Operative Documents and the Bond Documents, shall be satisfactory in form and substance to the Bank and its counsel and the Bank shall have received all information and copies of all documents and Instruments, including records of corporate proceedings, Approvals and incumbency certificates which it may have reasonably requested in connection with the transactions contemplated by this Agreement and the other Loan Documents, and copies of all prior corporate proceedings in connection with the transactions contemplated by the Operative Documents and the Bond Documents, such documents and Instruments where appropriate to be certified by Authorized Officers.

                                   SCHEDULE II

                          REPRESENTATIONS AND WARRANTIES


               In order to induce the Bank to enter into this Agreement and the other Loan Documents and to issue the Letter of Credit, the Company makes the following representations and warranties which shall survive the execution and delivery of this Agreement, the other Loan Documents and the other documents to be delivered pursuant hereto or thereto or in connection herewith or therewith.

               Section 2.1. ORGANIZATION AND QUALIFICATION. Each of the Company, the Subsidiaries of the Company and CNG is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and each of the Company, the Subsidiaries of the Company and CNG is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to so qualify would have a Materially Adverse Effect, and each of the Company, the Subsidiaries of the Company and CNG has the corporate power and holds all necessary governmental licenses, permits and other Approvals to own its respective Property and to carry on its respective business as it is now being conducted. SECTION 2.1 of the DISCLOSURE SCHEDULE lists each of the Subsidiaries of the Company and, except as set forth therein, the Company owns all of the issued and outstanding Capital Stock of each such Subsidiary and there are no outstanding Liens or restrictions on transfer on any Capital Stock of any such Subsidiary. CNG owns all of the issued and outstanding Capital Stock of the Company and there are no Liens or restrictions on transfer on any Capital Stock of the Company.

               Section 2.2. POWER, AUTHORITY. Each of the Company and its Subsidiaries has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of the Loan Documents, Bond Documents and Operative Documents to which it is a party. The execution, delivery and performance of each of the Loan Documents, the Bond Documents and the Operative Documents to which the Company or any of its Subsidiaries is a party will not (except for Approvals which have already been obtained) require any Approval, will not conflict with, result in any violation of, or constitute any default under (i) any Governing Document of the Company or any of its Subsidiaries, (ii) any Contractual Obligation of the Company or any of its Subsidiaries or (iii) any Applicable Law, and will not result in or require the creation or imposition of any Lien (other than Liens created by the Pledge Agreement and the Bond Documents) on any Property of the Company or any of its Subsidiaries. The Company and each of its Subsidiaries is in compliance in all material respects with all Applicable Laws.

               Section 2.3. VALIDITY, ETC. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms.

   Each of the Loan Documents to which the Company or any of its Subsidiaries is a party constitutes the legal, valid and binding obligation of such Person, enforceable in accordance with its terms. The enforceability of this Agreement and the other Loan Documents against the Company and its Subsidiaries is subject to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of the rights of creditors generally.

               Section 2.4. FINANCIAL STATEMENTS. All balance sheets and statements of income, stockholders' equity and cash flows, and all other financial statements which have been furnished by or on behalf of the Company, or any of its Subsidiaries to the Bank for the purposes of or in connection with this Agreement or any transactions contemplated hereby (collectively, the "HISTORICAL FINANCIALS") have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. Neither the Company nor any of its Subsidiaries has any material contingent liability or liabilities for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the Historical Financials or in the notes thereto.

               Section 2.5. MATERIALLY ADVERSE EFFECT. No event or events have occurred since June 30, 1994 which, individually or in the aggregate, have had or would have, a Materially Adverse Effect.

               Section 2.6.  ACTIONS PENDING.  Except as disclosed  in SECTION
   2.6 of the DISCLOSURE SCHEDULE, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company (after due inquiry) threatened against the Company, any of the Subsidiaries of the Company or CNG, or any of their respective Property, which (i) if adversely determined, would have a Materially Adverse Effect or (ii) relates to this Agreement, any other Loan Document, any Bond Document, any Operative Document or the transactions contemplated hereby or thereby.

               Section 2.7. TAXES. The Company and each of its Subsidiaries have filed all tax returns required by Applicable Law and the Company and each of its Subsidiaries have paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become
   due.   No tax Liens have been filed with respect to the Company or any of its Subsidiaries and, to the best knowledge of the Company (after due inquiry), no claims are being asserted with respect to any such taxes or charges (and no basis exists for any such claims), which Liens and claims, individually or in the aggregate, would have a Materially Adverse Effect. All tax liabilities are adequately provided for on the books of the Company and its Subsidiaries.

               Section 2.8. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any of its Subsidiaries is subject to any Applicable Law, Governing Document or Contractual Obligation which would have a Materially Adverse Effect.

               Section 2.9. OWNERSHIP OF PROPERTIES, LIENS. SECTION 2.9 of the DISCLOSURE SCHEDULE sets forth a true, correct and complete description of all real Property owned or leased (including easements) by the Company or any of its Subsidiaries that is material to the operation of the Project. The Company or the applicable Subsidiary of the Company has valid fee or leasehold interests in all of the real Property described in SECTION 2.9 of the DISCLOSURE SCHEDULE and good and marketable title to all of its owned personal Property material to the operation of the Project (other than equipment leased from Aetna under the Aetna Lease), and none of such Property is subject to any Lien (except Liens permitted by SECTION 5.2.2).

               Section 2.10. OTHER REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Company or any of its Subsidiaries in the Bond Documents and the Operative Documents is hereby incorporated herein by reference as if fully set forth herein, and the Company and its Subsidiaries hereby remake each of such representations and warranties, to and for the benefit of the Bank, with the same force and effect as though made on and as of the date hereof.

               Section 2.11. LABOR CONTROVERSIES. There are no labor controversies pending or, to the best knowledge of the Company (after due inquiry), threatened against the Company or any of its Subsidiaries, which, if adversely determined, would have a Materially Adverse Effect.

               Section 2.12. COMPLIANCE WITH ERISA. All Single Employer Plans are in substantial compliance with ERISA; no Multiemployer Plan is insolvent or in reorganization (each such term as defined for purposes of Title IV of ERISA) or has notified the Company or any of its Subsidiaries or any ERISA Affiliate that it intends to terminate or has been terminated; no Single

   Employer Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has incurred any liability to or on account of a Single Employer Plan pursuant to Section 4062, 4063, 4064 or a Multiemployer Plan pursuant to Sections 515, 4201 or 4204 of ERISA; no proceedings have been instituted to terminate any Plan; and no condition exists which presents a material risk to the Company or any of its Subsidiaries of incurring a liability to or on account of a Plan pursuant to any of the foregoing Sections of ERISA or the Code. The aggregate present value of all benefit liabilities (within the meaning of Section 4001 of ERISA) of each Single

   Employer Plan does not exceed the aggregate current value of all assets of such Plan based upon the most recent estimated actuarial data that has been provided to the Company and its Subsidiaries by the consulting actuaries of such Plan, and there is no withdrawal liability (and would be no withdrawal liability assuming a complete withdrawal from all such Plans) to any Multiemployer Plan. Each employee welfare benefit plan (within the meaning of Section 3(a) or 3(2)(B) of ERISA) maintained or contributed to by the Company or any of its Subsidiaries requires that no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA or applicable state insurance laws). The Company and its Subsidiaries may terminate each such employee welfare benefit plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Person, without liability to any Person.


               Section 2.13. ENVIRONMENTAL MATTERS.  Except as described in
   SECTION 2.13 of the DISCLOSURE SCHEDULE:

                    (i)       all Property (including underlying groundwater)

   owned or leased by the Company or any of its Subsidiaries has been, and continues to be, owned or leased by such Person in compliance with all Environmental Laws;

                    (ii) there have been no past, and there are no pending or, to the knowledge of the Company, threatened


                              (a)  claims, complaints, notices or requests for
   information received by the Company or any of its Subsidiaries from any Governmental Authority with respect to any alleged violation of any Environmental Laws, or


                              (b)  complaints, notices or inquiries to the
   Company or any of its Subsidiaries from any Governmental Authority alleging liability under any Environmental Laws;


                    (iii) there have been no Releases of Hazardous Substances at, on or under Property now or (to the best knowledge of the Company) previously owned or leased by the Company or any of its Subsidiaries, the costs to address which would reasonably be expected, individually or in the aggregate, to have a Materially Adverse Effect;

                    (iv) the Company and each of its Subsidiaries has been issued and is in material compliance with all permits, certificates,

   approvals, licenses and other authorizations relating to environmental matters and required under Environmental Laws for their businesses;

                    (v) no Property now or, to the knowledge of the Company, previously owned or leased by the Company or any of its

   Subsidiaries, is listed or proposed for listing (with respect to owned Property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                    (vi)      there are no underground storage tanks, active or

   abandoned, including petroleum storage tanks, on or under any Property now owned or leased by the Company or any of its Subsidiaries;

                    (vii) neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous

   Substance to any location (a) which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or (b) which is the subject of federal, state or local enforcement actions or other investigations which would reasonably be expected to lead to material claims against the Company or any of its Subsidiaries for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                    (viii) there are no polychlorinated biphenyls or asbestos (except to the extent such asbestos complies with all Applicable Laws, including all Environmental Laws) present at any Property now owned or leased by the Company or any of its Subsidiaries; and

                    (ix) no conditions exist at, on or under any Property now or previously owned or leased by the Company or any of its Subsidiaries, which, with the passage of time, or the giving of notice, or both, could reasonably be expected to give rise to liability under any Environmental Laws, and have, individually or in the aggregate, a Materially Adverse Effect.

               Section 2.14. OPERATIVE DOCUMENTS. Except for the Operative Documents and as otherwise disclosed on SCHEDULE 2.14 of the Disclosure Statement, there are no agreements, written or otherwise, with respect to
   (i) the supply, sale or distribution to Persons (other than the Company) of

   Product produced by the Project or (ii) the supply or sale to the Company or any of its Subsidiaries of Product, or energy, fuel or materials utilized in producing Product, to the Project.

               Section 2.15. ACCURACY OF INFORMATION. All information heretofore or contemporaneously furnished by or on behalf of the Company and its Subsidiaries in writing to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other information hereafter furnished by or on behalf of the Company or any of its Subsidiaries to the Bank will be, true and accurate in every material respect on the date as of which such information is furnished, and not incomplete by omitting to state any material fact necessary to make such information not misleading.

                       IRREVOCABLE STANDBY LETTER OF CREDIT


                             THE BANK OF NOVA SCOTIA
                                101 Federal Street
                           Boston, Massachusetts  02208


                                                            October 14, 1994


   IRREVOCABLE STANDBY LETTER OF CREDIT NO. S008/94/82875


   The First National Bank of Boston,
     as Trustee
   150 Royall Street
   Canton, Massachusetts  02021
   Attention:  Corporate Trust Department

   Dear Sirs:

          At the request and on the instructions of our customer Energy Networks, Inc. (the "COMPANY"), we hereby establish this Irrevocable Standby Letter of Credit (this "LETTER OF CREDIT") in your favor, as Trustee under the Indenture of Trust, dated as of December 1, 1986, as amended and supplemented by the First Supplemental Indenture, dated as of March 1, 1988 (as so amended and supplemented, the "INDENTURE"), between the Connecticut Development Authority (the "AUTHORITY") and you, pursuant to which Sixteen Million Three Hundred Thousand Dollars ($16,300,000) in aggregate principal amount of the Authority's Industrial Revenue Variable Rate Demand Bonds (Capitol District Energy Center Project - 1986 Series) and the Authority's Industrial Revenue Variable Rate Demand Bonds (Capitol District Energy Center Project - 1988 Series) (collectively, the "BONDS") have been issued. Upon the terms and conditions hereinafter set forth, this Letter of Credit authorizes you to draw on us an amount not exceeding Thirteen Million Seven Hundred Sixty-seven Thousand One Hundred Twenty-three Dollars ($13,767,123) (hereinafter, as reduced or reinstated from time to time in accordance with the provisions hereof, the "STATED AMOUNT"), of which an amount not exceeding Thirteen Million Four Hundred Thousand Dollars ($13,400,000) (as reduced or reinstated from time to time in accordance with the terms hereof, the "PRINCIPAL COMPONENT") may be drawn with respect to payment of the unpaid principal amount of, or the portion of the Purchase Price corresponding to principal of, the Bonds, and of which an amount not exceeding Three Hundred Sixty-seven Thousand One Hundred Twenty-three Dollars ($367,123) (as reduced or reinstated from time to time in accordance with the terms hereof, the "INTEREST COMPONENT") may be drawn with respect to payment of interest accrued on, or the portion of the Purchase Price corresponding to interest accrued on, the Bonds on or prior to their stated maturity date. This Letter of Credit shall be effective immediately and shall expire (unless otherwise terminated or extended in accordance with the provisions hereof) on the earlier to occur of (i) the making by you of the final drawing available to be made hereunder, (ii) our receipt of a certificate signed by an Authorized Officer stating that: "(a) the conditions precedent to the acceptance of an Alternative Credit Facility have been satisfied, (b) the Trustee has accepted an Alternative Credit Facility and (c) on the effective date of such Alternative Credit Facility, and after receipt by The Bank of Nova Scotia of this certificate, Irrevocable Standby Letter of Credit No. S008/94/82875 shall terminate";
   (iii) our receipt of a certificate signed by an Authorized Officer stating that no Bonds remain Outstanding; (iv) fifteen (15) days after the Conversion Date; or (v) October 16, 1995 (the "EXPIRY DATE"); provided, that on the Business Day immediately preceding the Expiry Date, such Expiry Date shall be automatically extended to the next anniversary of such Expiry Date (or, in the event such anniversary date is not a Business Day, the Business Day immediately preceding such anniversary date) unless the Bank notifies the Trustee in writing not less than one hundred eighty (180) days prior to such Expiry Date of the Bank's intention not to extend such Expiry Date.

          Subject to the terms and conditions hereof, funds will be made available to you under this Letter of Credit against receipt by us of the following items by the time required below: (i) your sight draft or drafts drawn on The Bank of Nova Scotia, Boston, Massachusetts; and (ii)(a) if the drawing is being made with respect to payment of the portion of the Purchase Price corresponding to principal of the Bonds (an "A DRAWING"), receipt by us of your written certificate in the form of EXHIBIT A attached hereto appropriately completed and signed by an Authorized Officer, (b) if the drawing is being made with respect to principal of the Bonds other than as a portion of the Purchase Price of the Bonds (a "B DRAWING"), receipt by us of your written certificate in the form of EXHIBIT B attached hereto appropriately completed and signed by an Authorized Officer, and (c) if the drawing is being made with respect to the payment of interest, or the portion of Purchase Price corresponding to interest, on the Bonds (a "C DRAWING"), receipt by us of your written certificate in the form of EXHIBIT C attached hereto appropriately completed and signed by an Authorized Officer. Presentation of such draft(s) and such certificate(s) shall be made in person or by tested telex at our office located at 101 Federal Street, Boston, Massachusetts.

          If a drawing is made by you hereunder (i) after 11:00 a.m., Boston time, but at or prior to 1:00 p.m., Boston time, on a Business Day, payment out of our own funds shall be made to you or your designee of the amount specified, in immediately available funds, not later than 10:00 a.m., Boston time, on the next Business Day or (ii) after 1:00 p.m. Boston time, on a Business Day but at or prior to 11:00 a.m. Boston time, on the next Business Day, payment out of our own funds shall be made to you of the amount specified, in immediately available funds, not later than 3:00 p.m., Boston time, on such next Business Day; PROVIDED, HOWEVER, that payment shall not




   BOS-ADM:11007.1-J
   be made to you or your designee unless the drawing and the documents and other items presented in connection therewith conform to the terms and conditions hereof. If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice that the demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we will upon your instructions hold any documents at your disposal or return the same to you. Upon being notified that the demand for payment was not effected in conformity with this Letter of Credit, you may attempt to correct any such non-conforming demand for payment to the extent that you are entitled to do so.

          Demands for payment hereunder honored by us shall not, in the aggregate, exceed the Stated Amount, as the Stated Amount may be reduced or reinstated in accordance with the terms hereof. Demands for payment hereunder honored by us with respect to A Drawings and B Drawings shall not, in the aggregate, exceed the Principal Component, as the principal component may be reduced or reinstated in accordance with the terms hereof. Demands for payment hereunder honored by us with respect to C Drawings shall not, in the aggregate, exceed the Interest Component, as the Interest Component may be reduced or reinstated in accordance with the terms hereof.

          Each A Drawing and each B Drawing honored by us hereunder shall reduce the Principal Component by an amount equal to the amount of such drawing. Each C Drawing honored by us hereunder shall reduce the Interest Component by an amount equal to the amount of such drawing. Without duplication for any reductions made pursuant to the immediately preceding two sentences, upon the payment or redemption (or deemed payment or redemption) of any Bonds, the Principal Component shall be reduced by the principal amount of the Bonds so paid or redeemed (or deemed paid or redeemed) and the Interest Component shall be reduced by an amount equal to interest on the principal amount of the Bonds so paid or redeemed (or deemed paid or redeemed) for fifty (50) days (computed at the rate of twenty percent (20%) per annum and on the basis of a three hundred sixty-five (365) day or three hundred sixty-six (366) day year, as applicable). Any reduction in the Principal Component or the Interest Component pursuant to the immediately preceding three sentences shall result in a corresponding reduction in the Stated Amount.

          Upon delivery by us to the Tender Agent, and release by us of our security interest in, any Pledged Bonds in accordance with the terms of the Pledge Agreement, the Principal Component shall be reinstated automatically by an amount equal to the principal amount of such Pledged Bonds. In addition, (i) if you shall not have received within ten (10) Business Days after our honoring of any C Drawing (other than a C Drawing in respect of interest due on the principal amount of any payment or redemption of the Bonds), notice from us that an Event of Default has occurred and is continuing under the Letter of Credit and Reimbursement Agreement, dated as of October 14, 1994 (as amended or supplemented from time to time, the "LETTER OF CREDIT Agreement"), between the Company and us, the Interest Component shall be reinstated automatically, as of the close of business on such tenth Business Day (unless the Interest Component previously has been reinstated with respect to such C Drawing), by the amount of such C Drawing and (ii) upon the release by us of any Pledged Bonds, the Interest Component shall be reinstated automatically by the amount of the C Drawing made to pay the portion of the Purchase Price corresponding to interest on such Pledged Bonds (unless the Interest Component previously has been reinstated with respect to such C Drawing); PROVIDED, HOWEVER, that in no event shall the Interest Component be reinstated to an amount in excess of fifty (50) days' interest (computed at the rate of twenty percent (20%) per annum and on the basis of a three hundred sixty-five (365) day or three hundred sixty-six
   (366) day year, as applicable, notwithstanding the actual rate borne from time to time by the Bonds) on the aggregate principal amount of the Bonds Outstanding at the time of any such reinstatement.

          Only you or your successor as Trustee may make a drawing under this Letter of Credit. Upon the payment to you or to your account of the amount demanded hereunder, we shall be fully discharged of our obligation under this Letter of Credit with respect to such demand for payment and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such demand for payment to you or any other person who may have made to you or makes to you a demand for payment of the principal of, the Purchase Price of, or the interest on, any Bond. By paying to you an amount demanded in accordance herewith, we make no representation as to the correctness of the amount demanded.

          No drawing will be honored hereunder with respect to any interest that may accrue on the Bonds, or any principal or premium which may be payable with respect to the Bonds, after the date of termination or expiration of this Letter of Credit.

          Communications with respect to this Letter of Credit shall be in writing, be addressed to us at 101 Federal Street, Boston, Massachusetts, 02208, Attention: Ms. Carolyn A. Lopez, and shall specifically refer to this Letter of Credit by number.

          This Letter of Credit may not be transferred or assigned, either in whole or in part except to a successor trustee properly appointed and qualified pursuant to the Indenture. We agree to issue a substitute letter of credit to any such successor trustee (and to successively replace any such substitute letter of credit) upon the return to us for cancellation of the original of this Letter of Credit accompanied by a request which (i) shall be in the form of EXHIBIT D attached hereto with the blanks appropriately completed, (ii) shall be signed by an Authorized Officer,
   (iii) shall refer to this Letter of Credit and (iv) shall state the name and address of the successor trustee. Each substitute letter of credit will be in substantially the form of this Letter of Credit except for the date and letter of credit number.

          As used herein the term "Authorized-Officer" shall mean any officer in your Corporate Trust Department at 150 Royall Street, Canton, Massachusetts. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

          This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including without limitation, the Bonds), except only the certificate(s) referred to herein, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificate(s).

          This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No. 500 (the "UNIFORM CUSTOMS"). This Letter of Credit shall be deemed to be a contract made under the laws of The Commonwealth of Massachusetts and shall, as to matters not governed by the Uniform Customs, be governed by and construed in accordance with the internal laws of said Commonwealth.

                                        Very truly yours,

                                        THE BANK OF NOVA SCOTIA



                                        By:
                                            -----------------------------
                                        Title:
                                                --------------------------

                                                                 EXHIBIT A



                            CERTIFICATE FOR A DRAWING

                                      [Date]


   The Bank of Nova Scotia
   101 Federal Street
   Boston, Massachusetts  02208

   Attention:  [                             ]

         Re:   IRREVOCABLE LETTER OF CREDIT NO. [                   ]

   Gentlemen:

          The undersigned, a duly Authorized Officer of The First National Bank of Boston (the "TRUSTEE"), hereby certifies to The Bank of Nova Scotia (the "BANK") that:

          (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

          (2) The principal amount of the Bonds Outstanding (as defined in the Indenture) on the date of this Certificate (before giving effect to the payments contemplated hereby) is $
                                                 ---------------.

          (3)  The Trustee is making a drawing under the above-referenced
          Letter of Credit in the amount of $                 with respect to
                                             ----------------
          the payment of the portion of the Purchase Price of the Bonds corresponding to the principal amount thereof, which Bonds are required to be [or were required to be] purchased [by the Tender Agent] [by the Paying Agent] pursuant to the Indenture.

          (4) The amount demanded hereby does not exceed the amount available on the date hereof to be drawn (after giving effect to any contemporaneous drawings) under the above-referenced Letter of Credit in respect of the Principal Component or the Stated Amount. The amount demanded hereby was computed in accordance with the terms and conditions of the Bonds.

          (5) The amount demanded hereby does not include any amount in respect of the purchase of any Pledged Bonds or any Bonds held by Energy Networks, Inc.

          (6)  Upon receipt by the undersigned of the amount demanded hereby,
               (i) the undersigned will apply the same directly to the payment when due of the principal amount owing on account of the purchase of Bonds pursuant to the Indenture [or reimbursement of the Tender Agent for amounts advanced by it with respect to such payment, which amounts the Tender Agent has certified it has not been reimbursed for], (ii) no portion of said amount shall be applied by the undersigned for any other purpose and (iii) no portion of said amount shall be commingled with other funds held by the undersigned.

          (7) The Letter of Credit has not been terminated prior to the time of delivery of this Certificate. The drawing demanded hereby is authorized by the Indenture and the Bonds, and all conditions to the drawing demanded hereby under the Indenture and the Bonds have been satisfied.

          As used herein the terms "Authorized Officer", "Bonds", "Indenture", "Pledged Bonds", "Principal Component", "Purchase Price" and "Stated Amount" shall have the respective meanings assigned to such terms in the above-referenced Letter of Credit.

          IN WITNESS WHEREOF, the Trustee has executed and deliveredthis
   Certificate as of the      day of           , 19  .
                         ----       -----------    --

                                            ------------------------------,
                                                       as Trustee



                                            By
                                                ---------------------------
                                            Title:








                                                                 EXHIBIT B


                            CERTIFICATE FOR B DRAWING


                                      [DATE]


   The Bank of Nova Scotia
   101 Federal Street
   Boston, Massachusetts  02208

   Attention:  [                       ]

         Re:   IRREVOCABLE LETTER OF CREDIT NO. [                    ]

   Gentlemen:

          The undersigned, a duly Authorized Officer of The First National Bank of Boston (the "TRUSTEE"), hereby certifies to The Bank of Nova Scotia (the "BANK") that:

               (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

               (2) The principal amount of the Bonds Outstanding (as defined in the Indenture) on the date of this Certificate (before giving effect to the payments contemplated hereby) is $
                                                    ----------------.

               (3)     The Trustee is making a drawing under the
   above-referenced Letter of Credit in the amount of $
                                                        --------------
   with respect to the payment of principal of the Bonds, which amount has, or will, within five (5) business days, become due and payable pursuant to the Indenture, upon stated maturity or as a result of acceleration or redemption of the Bonds.

               (4) The amount demanded hereby does not include any amount in respect of the principal amount of any Pledged Bonds or any Bonds held by Energy Networks, Inc.

               (5) The amount demanded hereby does not exceed the amount available on the date hereof to be drawn (after giving effect to any contemporaneous drawings) under the above-referenced Letter of Credit in respect of the Principal Component or the Stated Amount. The amount demanded hereby was computed in accordance with the terms and conditions of the Bonds.

               (6) Upon receipt by the undersigned of the amount demanded hereby, (i) the undersigned will apply the same directly to the payment when due of the principal amount owing on account of the Bonds pursuant to the Indenture, (ii) no portion of said amount shall be applied by the undersigned for any other purpose and (iii) no portion of said amount shall be commingled with other funds held by the undersigned.

               (7) The Letter of Credit has not been terminated prior to the time of delivery of this Certificate. The drawing demanded hereby is authorized by the Indenture and the Bonds, and all conditions to the drawing demanded hereby under the Indenture and the Bonds have been satisfied.

          As used herein, the terms "Authorized Officer", "Bonds", "Indenture", "Business Day", "Pledged Bonds", "Principal Component" and "Stated Amount" shall have the respective meanings assigned to such terms in the above-referenced Letter of Credit.

          IN WITNESS WHEREOF, the Trustee has executed and delivered
   this Certificate as of the      day of            19  .
                              -----       -----------   --



                                            ------------------------,
                                                     as Trustee



                                            By
                                                -----------------------
                                            Title:

                                                                 EXHIBIT C


                            CERTIFICATE FOR C DRAWING


                                      [Date]


   The Bank of Nova Scotia
   101 Federal Street
   Boston, Massachusetts  02208

   Attention:  [                          ]

         Re:   IRREVOCABLE LETTER OF CREDIT NO. [                    ]

   Gentlemen:

          The undersigned, a duly Authorized Officer of The First National Bank of Boston (the "TRUSTEE"), hereby certifies to The Bank of Nova Scotia (the "BANK") that:

               (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

               (2) The principal amount of the Bonds Outstanding (as defined in the Indenture) on the date of this Certificate is $
                                                                  -----------.

               (3) The Trustee is making a drawing under the above-referenced Letter of Credit in the amount of $
                                                        ---------------
   with respect to the payment of [the portion of the Purchase Price of
   $                 in principal amount of the Bonds corresponding to the
    ----------------
   accrued interest thereon, which Bonds are required to be [or were required to be] purchased [by the Tender Agent] [by the Paying Agent] pursuant to the Indenture] [accrued interest on the Bonds which amount has, or will, within five (5) Business Days, become due and payable pursuant to the Indenture].

               (4) The amount demanded hereby does not exceed the amount available on the date hereof to be drawn (after giving effect to any contemporaneous drawing) under the above-referenced Letter of Credit in respect of the Interest Component or the Stated Amount. The amount demanded hereby was computed in accordance with the terms and conditions of the Bonds.

               (5) The amount demanded hereby does not include any amount in respect of the interest on any Pledged Bonds or any Bonds held by Energy Networks, Inc.

               (6) Upon receipt by the undersigned of the amount demanded hereby (i) the undersigned will apply the same directly to the payment when due of the [portion of the Purchase Price of Bonds corresponding to accrued interest thereon pursuant to the Indenture] [interest owing on account of the Bonds pursuant to the Indenture], (ii) no portion of said amount shall be applied by the undersigned for any other purpose and (iii) no portion of said amount shall be commingled with other funds held by the undersigned.

               (7) The Letter of Credit has not been terminated prior to the time of delivery of this Certificate. The drawing demanded hereby is authorized by the Indenture and the Bonds, and all conditions to the drawing demanded hereby under the Indenture and the Bonds have been satisfied.

          As used herein, the terms "Authorized Officer", "Bonds", "Business Day", "Indenture", "Interest Component", "Pledged Bonds", "Purchase Price" and "Stated Amount" shall have the respective meanings assigned to such terms in the above-referenced Letter of Credit.

               IN WITNESS WHEREOF, the Trustee has executed and delivered
   this Certificate as of the      day of           , 19  .
                              ----        ----------     --



                                            -----------------------------,
                                                      as Trustee


                                            By
                                                ---------------------------
                                            Title:

                                                                 EXHIBIT D

                 INSTRUCTION TO ISSUE SUBSTITUTE LETTER OF CREDIT

                                      [Date]

   The Bank of Nova Scotia
   101 Federal Street
   Boston, Massachusetts  02208

   Attention:  [                          ]

         Re:   IRREVOCABLE LETTER OF CREDIT NO. [                    ]

   Gentlemen:

          Reference is made to (i) the above-referenced letter of credit (the "OLD LETTER OF CREDIT") and (ii) the Indenture of Trust, dated as of December 1, 1986, as amended and supplemented by the First Supplemental Indenture, dated as of March 1, 1988 (as so amended and supplemented, the "INDENTURE"), from the Connecticut Development Authority to us.

          [Name and address of successor trustee] (the "SUCCESSOR TRUSTEE") has been appointed successor trustee under the Indenture. You are hereby requested to issue in accordance with the terms of the Old Letter of Credit, a new letter of credit to the Successor Trustee having the same terms and providing for the same Stated Amount (as defined in the Old Letter of Credit) as the Old Letter of Credit.

          We submit herewith for cancellation the original of the Old Letter of Credit.

          The individual signing below on our behalf hereby represents that he or she is duly authorized to so sign on our behalf.

                                                Very truly yours,


                                                ----------------------,
                                                as Trustee



                                                By
                                                  -----------------------
                                                Title:










                          PLEDGE AND SECURITY AGREEMENT


                  PLEDGE AND SECURITY AGREEMENT (this "AGREEMENT"), dated as of October 14, 1994, made by ENERGY NETWORKS, INC., a corporation organized and existing under the laws of the State of Connecticut (the "PLEDGOR"), to THE BANK OF NOVA SCOTIA (the "BANK"), pursuant to the Letter of Credit and Reimbursement Agreement, dated as of October 14, 1994, between the Pledgor and the Bank (hereinafter, as the same may from time to time be amended or supplemented, called the "LETTER OF CREDIT AGREEMENT").

                               W I T N E S S E T H

                  WHEREAS, the Connecticut Development Authority (the "Authority") issued its Industrial Revenue Variable Rate Demand Bonds (Capital District Energy Center Project - 1986 Series) (the "SERIES 1986 BONDS") under the Indenture of Trust, dated as of December 1, 1986 (the "ORIGINAL INDENTURE"), from the Authority to The First National Bank of Boston, as trustee (the "TRUSTEE");

                  WHEREAS, the Authority issued its Industrial Revenue Variable Rate Demand Bonds (Capital District Energy Center Project - 1988 Series) (together with the Series 1986 Bonds and any Additional Bonds (as defined below), collectively, the "BONDS") under the Original Indenture, as supplemented and amended by the First Supplemental Indenture, dated as of March 1, 1988, between the Authority and the Trustee (the Original Indenture, as so supplemented and amended, is referred to herein as the "INDENTURE");

                  WHEREAS, the Indenture provides for the purchase of Bonds from time to time from the holders thereof and the delivery of such Bonds by the holders thereof to the Remarketing Agent (as defined below), under certain circumstances as more fully set forth therein;

                  WHEREAS, the Pledgor has entered into the Letter of Credit Agreement to induce the Bank to issue the Letter of Credit (as defined below);

                  WHEREAS, the Letter of Credit Agreement and the Letter of Credit provide that, subject to the terms and conditions thereof, drawings under the Letter of Credit may be used, INTER ALIA, to purchase Bonds (any Bonds purchased with amounts drawn under the Letter of Credit are hereinafter referred to as "PLEDGED BONDS"); and

                  WHEREAS, it is a condition precedent to the effectiveness of the Letter of Credit Agreement and the issuance of the Letter of Credit by the Bank that the Pledgor shall have executed and delivered this Agreement to the Bank;

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to enter into the Letter of Credit Agreement and to issue the Letter of Credit and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Pledgor hereby agrees with the Bank as follows:

                       1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms defined in the Letter of Credit Agreement shall have such defined meanings when used herein and the rules of interpretation set forth in SECTION 1 of the Letter of Credit Agreement shall apply hereto.

                       2. PLEDGE. The Pledgor hereby pledges, assigns, hypothecates, transfers, and delivers to the Bank, and hereby grants to the Bank a first priority Lien on, and security interest in, all the Pledgor's right, title and interest in, to and under the Pledged Bonds, all interest thereon, all products and proceeds thereof, and all other property from time to time pledged to the Bank hereunder (collectively, the "COLLATERAL"), as collateral security for the prompt and complete payment when due of all amounts due in respect of the obligations of the Pledgor set forth in the Letter of Credit Agreement and the other Loan Documents (all such obligations being hereinafter called the "OBLIGATIONS"). The Pledgor hereby agrees to deliver to, or cause to be delivered to, the Bank, within three
   (3) Business Days following the delivery to the Bank of any Trustee's certificate requesting any A Drawing, (i) Pledged Bonds in an aggregate outstanding principal amount equal to the total amount of the drawing specified in such certificate and (ii) instruments of assignment for such Pledged Bonds in the form attached thereto, duly executed in blank by the Pledgor.

                       3. PAYMENTS ON THE BONDS. The Pledgor shall (i) receive a credit against its obligation to pay interest with respect to A Drawings pursuant to CLAUSE (II) of SECTION 3.1 of the Letter of Credit Agreement to the extent of any amounts received by the Bank in respect of interest on any Pledged Bonds and (ii) receive a credit against its reimbursement obligation with respect to A Drawings pursuant to CLAUSE (I) of SECTION 3.1 of the Letter of Credit Agreement to the extent of any amounts received by the Bank in respect of principal of any Pledged Bonds. Any amounts received by the Bank in respect of the stated interest on any Pledged Bonds in excess of the amounts then owing to the Bank with respect to a C Drawing shall be held by the Bank for the equal and ratable benefit of the Bank and the holders of the Bonds as additional collateral security for the payment of the Obligations.

                       4. RELEASE OF PLEDGED BONDS. Upon receipt by the Bank of (i) the amount owing from the Pledgor with respect to any A Drawing, (ii) accrued interest on the amount referred to in CLAUSE (I) above to the date of such payment as set forth in SECTION 3.1 of the Letter of Credit Agreement and (iii) the amount owing from the Pledgor in respect of the C Drawing, if any, made in connection with such A Drawing, the outstanding obligations of the Pledgor under SECTION 3.1 of the Letter of Credit Agreement shall be reduced by the amount of such payment, interest shall cease to accrue on the amount paid, and the Bank shall deliver to the Tender Agent and release from the pledge and security interest created by this Agreement a principal amount of Pledged Bonds equal to the amount of the payment referred to in CLAUSE (I) above. Notwithstanding the foregoing, no Pledged Bonds shall be delivered to the Tender Agent, and the pledge and security interest of the Bank shall not be released, during the period commencing two (2) Business Days prior to a regularly scheduled interest payment date with respect to the Bonds and ending at the close of business on such interest payment date.

                       5. RIGHTS OF THE BANK. Under no circumstances shall the Bank be deemed to assume any responsibility of any nature or kind for or obligation or duty of any nature or kind with respect to any part or all of the Collateral or any matter or proceedings arising out of or relating thereto, other than (i) to exercise reasonable care in the physical custody of the Collateral, (ii) to account for property actually received by it and
   (iii) after a Default or an Event of Default shall have occurred and be continuing to act in a commercially reasonable manner. The Bank shall not be required to take any action of any kind to collect, preserve or protect its or the Pledgor's rights in the Collateral or against any other Person. The Bank's prior recourse to any part or all of the Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the Obligations.

                       6. LIQUIDATION, RECAPITALIZATION, ETC. Any sums or other property paid or distributed upon or with respect to the Collateral, whether of principal thereof or interest thereon or by redemption, repurchase or retirement or upon the liquidation or dissolution of the Pledgor or otherwise, shall be paid over and delivered to the Bank. In the event that, pursuant to the recapitalization or reclassification of the capital of the Pledgor or pursuant to the reorganization of the Pledgor, any distribution of capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral, the property so distributed shall be delivered to the Bank. All sums of money and property paid or distributed in respect of the Collateral, whether of principal thereof or interest thereon or by redemption, repurchase or retirement or upon such a liquidation, dissolution, recapitalization or reclassification of the Pledgor or otherwise, that are received by the Pledgor shall, until paid or delivered to the Bank, be held in trust for the Bank, as security for the payment and performance in full of all the Obligations.

                       7.   REMEDIES.

                            (i)  If a Default or an Event of Default shall have
   occurred and be continuing, the Bank shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the Uniform Commercial Code of The Commonwealth of Massachusetts, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Bank deems expedient:

                                 (a)  the Bank, in its own name, or in the name
   of the Pledgor, may do all of the things which the Pledgor is entitled to do in respect of the Collateral and take such actions as the Bank may, in its sole discretion, deem to be necessary or advisable to protect or enforce any of the rights, powers, privileges or remedies of the Pledgor in respect of the Collateral; PROVIDED, that the Bank shall have no obligation to do any such things or take any such actions; and


                                 (b)  the Bank may cause the Pledged Bonds to
   be transferred into its name or the name of its nominee or nominees.

                            (ii) The Bank shall apply any proceeds realized
   upon the Collateral, after deducting all costs and expenses of every kind incurred in connection therewith or with the care, safekeeping or otherwise of any of the Pledged Bonds or in any way relating to the rights of the Bank hereunder, including attorneys' fees and legal expenses, to the payment, in whole or in part, of the Obligations in such order as the Bank may elect, the Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after so applying such proceeds after the payment by the Bank of any other amount required to be paid by any provision of law, including Section 9-504(l)(c) of the Uniform Commercial

   Code, need the Bank account for the surplus, if any, to the Pledgor.

                       (iii) The Pledgor agrees that the Bank need not give more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition of the

   Collateral is to take place and that such notice is reasonable notification of such matters.

                  8. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGOR. The Pledgor represents and warrants that: (i) the Pledgor will have good and marketable title to the Collateral subject to no Liens except the Lien created hereby, (ii) neither the Authority, the Remarketing Agent, the Trustee or any other Person will have any right, title or interest in, to or under the Collateral; and (iii) the pledge and assignment of the Collateral and the delivery of the Pledged Bonds to the Bank pursuant to this Agreement will create a valid first priority Lien on and first priority perfected security interest in, all right, title and interest of the Pledgor in, to and under the Collateral, subject to no Liens except the Lien created hereby. The Pledgor covenants and agrees that it will defend the Bank's right, title and interest in, to and under the Collateral against the claims and demands of all Persons whomsoever.


                  9. NO DISPOSITION, ETC. Without the prior written consent of the Bank, the Pledgor will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any Lien with respect to any of the Collateral, except for the Lien created hereby.


                  10. PLEDGOR'S OBLIGATIONS NOT AFFECTED. The obligations of the Pledgor hereunder shall be absolute, unconditional and irrevocable and shall remain in full force and effect without regard to, and shall not be impaired or affected by (i) any exercise or failure to exercise, or any waiver, by the Bank of any right, remedy, power or privilege under or in respect of any of the Obligations or any security therefor (including this

   Agreement); (ii) any lack of validity or enforceability of the Letter of Credit Agreement, the Letter of Credit or any other Loan Document; (iii) any amendment to or modification of the Letter of Credit Agreement, the Letter of Credit, the other Loan Documents or any of the Obligations; or (iv) the taking of additional security for, or any other assurances of payment of, any of the Obligations or the release or discharge or termination of any security or other assurances of payment or performance for any of the

   Obligations; or (v) any other circumstance which might otherwise constitute, a defense available to, or a legal or equitable discharge of, the Pledgor (other than such other circumstance resulting from the gross negligence or willful misconduct of the Bank); whether or not the Pledgor shall have notice or knowledge of any of the foregoing.


                  11. FURTHER ASSURANCES. The Pledgor agrees that at any time and from time to time upon the written request of the Bank, the Pledgor will execute and deliver such further documents and do such further acts and things as the Bank may reasonably request in order to effect the purposes of this Agreement.

                  12. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  13. NO WAIVER; REMEDIES CUMULATIVE. The Bank shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Bank, and then only to the extent therein set forth. A waiver by the Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Bank would otherwise have on any future occasion. No failure to exercise, nor any delay in exercising on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
   The Pledgor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any of the Obligations or the Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein or in the Letter of Credit Agreement). The rights and remedies herein provided are cumulative and may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by the Letter of Credit Agreement, the Indenture or any other agreements or instruments issued in connection therewith or by applicable law.

                  14. AMENDMENTS; APPLICABLE LAW. None of the terms or provisions of this Agreement may be altered, modified or amended except by an instrument in writing, duly executed by the Bank. This Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor, and shall, together with the rights and remedies of the Bank hereunder, inure to the benefit of the Bank and its successors and assigns. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the Commonwealth of Massachusetts.

                  IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered on the day and year first above written.

                                           ENERGY NETWORKS, INC.




                                           By:

                                           --------------------------
                                           Title: